As filed with the Securities and Exchange Commission on February 27, 1998
                          Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   USABG CORP.
               (Exact Name of Registrant as Specified in Charter)

Delaware                                 1700                                   11-2974406
State of Incorporation)                  Primary Standard Industrial            (I.R.S. Employer
Classification Code Number                                                      Identification No.)

                                53-09 97th Place
                             Corona, New York 11368
                                 (718) 699-0100

     (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

                           Joseph M. Polito, President
                                53-09 97th Place
                             Corona, New York 11368
                                 (718) 699-0100
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:
                                David S. Klarman
                              Klarman & Associates
                          2303 Camino Ramon, Suite 200
                           San Ramon, California 94583
                                 (510) 327-6200


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X]

     If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE



==============================================================================================================================

  Title of each class                                  Proposed maximum         Proposed maximum aggregate   Amount of registration
    of securities            Amount to be Registered   offering price           Offering price                fee
  to be registered                                     per Share (2)
------------------------------------------------------------------------------------------------------------------------------

Common Stock,
$.001 par value (1)              562,500                    $1.00                   $562,500                   $193.95
------------------------------------------------------------------------------------------------------------------------------

Common Stock,
$.001 par value (3)                50,000                   $1.125                  $ 56,250                   $ 19.40
------------------------------------------------------------------------------------------------------------------------------

Common Stock,                                                                     $ 70,500
$.001 par value (3)                50,000                   $1.41                                              $ 24.31
------------------------------------------------------------------------------------------------------------------------------
                                                                                                               $ 237.66
Totals...........                                                                $689,250
==============================================================================================================================
----------------------------

     (1)Represents an estimate of the shares of Common Stock issuable underlying the subordinated debentures (the "Debentures") equal to 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the private placement offering ($.80) being sold by certain selling security holders (the "Selling Securityholders"), issuable upon conversion of debentures, together with additional shares of Common Stock, which may be issued upon conversion of the Debentures by reason of the conversion terms of the Debentures. See "Description of Securities - 8% Convertible Debentures."

     (2) Total estimated solely for the purpose of determining the registration fee, based on the closing price ($1.00) reported by a market maker on February 25, 1998.

     (3) Represents the resale of shares of Common Stock issuable upon the exercise of Warrants owned by the Selling Securityholders, together with such indeterminate number of securities as may be issuable by reason of anti-dilution provisions contained therein.

                 Cross Reference Sheet Pursuant to Rule 404 (a)
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2



         Item in Form SB-2                                             Prospectus Caption

 1.      Front of Registration
         Statement and Outside Front
         Cover Page of Prospectus                                      Cover Page and Cover Page of Registration Statement

 2.      Inside Front and Outside
         Back Cover Pages of
         Prospectus                                                    Continued Cover Page, Table of Contents

 3.      Summary Information and                                       Prospectus Summary, Risk Factors, Summary
         Risk Factors                                                  Financial Information

 4.      Use of Proceeds                                               Use of Proceeds

 5.      Determination of Offering
         Price                                                         Not Applicable

 6.      Dilution                                                      Risk Factors

 7.      Selling Securityholders                                       Selling Securityholders

 8.      Plan of Distribution                                          Cover Page, Plan of Distribution

 9.      Legal Proceedings                                             Business

10.      Directors, Executive Officers,
         Promoters and Certain Control
         Persons                                                       Management

11.      Security Ownership of
         Certain Beneficial Owners                                     Principal Securityholders,
         and Management                                                Selling Securityholders

12.      Description of Securities                                     Description of Securities


                                      -ii-




13.      Interest of Named Experts
         and Counsel                                                   Legal Opinions, Experts


14.      Disclosure of Commission Position                             Management and Item 24. Indemnification
         on Securities Act Liabilities                                 Officers and Directors

15.      Organization Within Five Years                                Prospectus Summary, Business, Principal
                                                                       Securityholders, Certain Relationships and Related
                                                                       Transactions, Risk Factors

16.      Description of Business                                       Business

17.      Management's Discussion                                       Management's Discussion and Analysis of
         and Analysis or Plan of Operation                             Financial Condition and Results of Operations

18.      Description of Property                                       Business

19.      Certain Relationships and Related
         Transactions                                                  Certain Relationships and Related Transactions

20.      Market for Common Equity                                      Market for Common Equity
         and Related Stockholder                                       and Related Stockholder
         Matters                                                       Matters

21.      Executive Compensation                                        Management

22.      Financial Statements                                          Financial Statements

23.      Changes in and Disagreements
         with Accountants and Financial
         Disclosure                                                    Not Applicable


           Preliminary prospectus subject to completion, dated February __, 1998

Prospectus
                                   USABG CORP.

                         662,500 Shares of Common Stock

     This Prospectus covers the sale of shares of common stock, par value $.001 per share (the "Common Stock"), of USABG Corp., representing (i) an estimated 562,500 shares of Common Stock, subject to adjustment, issuable upon the conversion of $450,000 in principal amount of 8% convertible subordinate debentures (the "Debentures") and (ii) an aggregate of 100,000 shares of Common Stock underlying Common Stock Purchase Warrants (the "Warrants"), being sold by certain "Selling Securityholders". The Debentures, plus interest accrued thereon, are convertible into shares of Common Stock at the lesser of (i) 100% of the 5 day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the closing date (February 3, 1998) of the private placement offering ($.80); or (ii) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP, for the 5 trading days immediately preceding the date(s) of conversion of all or a portion of the Debentures. See "Selling Securityholders" and "Description of Securities".

     The Warrants to purchase an aggregate of 100,000 shares of Common Stock are exercisable as follows: 1/2 of the warrants entitle the holders thereof to purchase an aggregate 50,000 shares at an exercise price of $1.125; and the remaining 1/2 of the warrants entitle the holders thereof to purchase an aggregate 50,000 shares at an exercise price of $1.41. The shares may be sold from time to time in negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time o sale, or via a combination thereof. The Company will not receive any of the proceeds from the sale of any securities sold by the Selling Stockholders. See "Plan of Distribution."

     The Company's Common Stock is quoted on the Nasdaq SmallCap Stock Market ("Nasdaq") under the symbol "USBR." Quotation on Nasdaq does not imply that there is a meaningful sustained market for the Common Stock, or that if one is developed, it will be sustained for any period of time. In the absence of a listing on Nasdaq, the Common Stock will be available for trading in the over-the-counter market on the OTC Bulletin Board. See "Market For Common Equity."

                  THE SECURITIES INVOLVE A HIGH DEGREE OF RISK.
                               SEE "RISK FACTORS."

                     THESE SECURITIES HAVE NOT BEEN APPROVED
                  OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
               COMMISSION; NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is February ___, 1998.

                              AVAILABLE INFORMATION

         For further information with respect to the Company and the Securities offered hereby, reference is made to the Public Reference Section of the Securities and Exchange Commission (the "Commission") at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information which is filed electronically through the Commission's Edgar system, all of which may be viewed through accessing the Commission's Web site located at http://www.sec.gov.

         The Company's fiscal year end is June 30. The Company is subject to the informational reporting requirements of the Exchange Act, and in accordance therewith, files periodic reports, proxy statements and other information with the Commission. In the event the Company's obligation to file such periodic reports, proxy statements and other information is suspended, the Company will voluntarily continue to file such information with the Commission. The Company will distribute to its stockholders annual reports containing audited financial statements, together with an opinion by its independent auditors. In addition, the Company may, in its discretion, furnish quarterly reports to stockholders containing unaudited financial information for the first three quarters of each year.

                               PROSPECTUS SUMMARY

     The following summary is intended to set forth certain pertinent facts and highlights from material contained in the body of this Prospectus. The summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.


         USABG Corp. ("the Company") was incorporated on September 12, 1988, in the state of Delaware, as Colonial Capital Corp. Effective in May 1994, in connection with the reverse acquisition of its subsidiaries, the Company amended its certificate of incorporation to effect the change of its to U.S. Bridge Corp. On January 14, 1998, the Company amended its Certificate of Incorporation to change in its name to its current name, USABG Corp. The Company currently owns 50.1% of the outstanding shares of U.S.A Bridge Construction of N.Y., Inc. ("NY") and 100% of the outstanding shares of common stock of Worldwide Construction Limited ("Worldwide"). These two subsidiaries are the only ones through which the Company operates. Two additional subsidiaries of the Company (each wholly owned subsidiaries), One Carnegie Court Associates, Inc. and U.S. Bridge Corp. (Maryland) ceased operations in August 1997 and November 1996, respectively, though neither company has formally dissolved. Unless the context requires otherwise, all references to the Company include NY and Worldwide.

         Worldwide was formed by the Company in December 1997 and is a British Virgin Islands corporation. It was formed to own 80% of Falcon TChad SA ("Falcon"), a company formed in N'djamena, Chad to operate as a full service transportation, forwarding and warehousing company in N'djamena TChad. Falcon shall offer transportation services including trucking, customs clearance, and warehousing. In January 1998, Falcon purchased 16 transport vehicles and a communications system. It is currently in discussion with the Chad governmental authorities regarding the transportation of cotton, the country's main export, though no agreement with respect to same has been executed. In addition, Falcon has commenced discussions with several large foreign corporations setting up to do business in Chad in order to provide their trucking needs.

         In February 1998, through the sale of the Debentures, the Company raised $450,000 for the Worldwide/Falcon operation. These funds are being used to purchase the trucks and to establish offices and operations in Chad.

         NY commenced operations in or about June 1993 to serve primarily as a general contractor for construction projects sponsored by federal, state, and local government authorities in New York State and in the New York City metropolitan area. Though formed to operate as a general contractor, NY operated initially only as a subcontractor. Its goals were to become a general contractor for municipal projects; however, it needed financing to enable it to obtain bonding, which is required for all municipal projects. Since its commencement of operations, NY has provided steel erection for building, roadway, and bridge repair projects for general contractors who have been engaged by private and municipal/governmental customers. As of December 31, 1997, NY has completed in excess of nineteen projects with an aggregate project value of $34,329,756 and is currently engaged in three projects with an aggregate value of approximately $12,752,681. NY plans to maintain its subcontractor presence in the steel industry; however, now that it has obtained general contractor bonding, it intends to focus on obtaining projects as a general contractor.

         In recent years there has been a resurrection in the construction industry in the New York Metropolitan Area. Major transportation arteries in New York are under extensive construction programs to increase their ability to handle the ever increasing volumes of traffic they carry. Work is in progress on the major thruways, expressways, and parkways across New York State. NY currently is preparing subcontracting bids for some of the roadway projects in the Metropolitan area.

         NY obtains its projects primarily through the process of competitive bidding. In response to bid requests, NY submits to the soliciting entity a proposal detailing its qualifications, the services to be provided, and the cost of its services. Based on its evaluation of the proposals submitted, the soliciting entity awards the contract to the bidder it deems appropriate.

         NY expects to bid on both private and public sector projects as a general contractor. Most of these projects, both public and private sector, shall require Bid Bonds and Payment and Performance Bonds. NY's ability to obtain bonding and its bonding capacity are primarily determined by its net worth, liquid working capital (consisting of cash and accounts receivable), past performance, management expertise, the number and size of projects under construction, and various other factors.

     In December 1996, NY obtained a commitment for a Surety Bond Line of Credit ($10,000,000 single project limit) from United American Guarantee Company, Ltd. ("UAGC") for its general contracting projects. This commitment will allow NY to pursue those general contracting projects in the public and private sectors which require Performance Bonds. To date, it has also allowed NY to obtain Performance Bonds and Labor and Material Bonds for the three subcontracting projects which have required same: the Ecklec Co., Grand Central Terminal, and Korean Mission projects.

         The Company's executive offices are located at 53-09 97th Place, Corona, New York 11368. The Company's telephone number at its principal office is (718) 699-0100.

                                  The Offering


Common Stock Outstanding                                      7,844,148  Shares
Prior to the Offering (1)

Common Stock To Be                                            8,506,648 Shares
Outstanding After the
Offering (1)

Risk  Factors                                                 This  offering  involves  a high  degree of risk.  See "Risk
                                                              Factors."

Use of Proceeds (2)

                                                              All of the  proceeds of this  Offering  will be paid to
                                                              the respective Selling Stockholders and none of the proceeds will be received by the Company.  The net proceeds  from the exercise  of any  Warrants  will be used by the  Company for working  capital.  All the expenses of this Offering will be paid by the Company. See "Use of Proceeds."

Terms of the Warrants

                                                              The Warrants entitle the holders thereof to purchase an
                                                              aggregate  of  100,000  shares of Common  Stock as  follows:
                                                              50,000  shares at an  exercise  price of $1.125  and  50,000 shares at an exercise price of $1.41,  commencing  March 31,
                                                              1998 and expiring March 31, 2001.

NASDAQ Symbol (3)                                             Common Stock :  USBR


     (1) Includes (i) an estimated 562,500 shares of Common Stock issuable upon the conversion of the Debentures; (ii) 100,000 shares issuable upon exercise of the Warrants; (iii) 250,000 shares issued in February 1998 to various employees of the Company pursuant to the Company's 1994 Senior Management Incentive Plan (the "Plan"); and (iv) 192,000 shares issued to R.S.J.J. Realty Corp. ("RSJJ") as payment in full under the RSJJ/NY lease for the period January 1, 1998 through December 31, 1998. See "Certain Relationships and Related Transactions" "Description of Securities - 8% Convertible Preferred" and "--Warrants."

     (2) The Company will receive the proceeds from the exercise of any of the Warrants held by the Selling Stockholders. See "Use of Proceeds."

     (3) Quotation on Nasdaq does not imply that there is a meaningful market for the Company's securities or that if a market is developed, that it will be sustained for any period of time. In the absence of a listing on Nasdaq, the Company's securities will be available for trading on the OTC Bulletin Board.

                             Summary Financial Data:

         Set forth below is the historical summary financial information with respect to the Company for the years ended June 30, 1997 and 1996 and for the six months ended December 31, 1997 and 1996. The annual financial data for the Company has been derived from audited financial statements by Scarano & Tomaro, P.C., Certified Public Accountants. The selected historical financial data presented below at December 31, 1997 and 1996 is unaudited. In the opinion of management, the unaudited financial statements include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair presentation of the financial position and results of operations of the Company for these periods. The summary historical financial data presented below should be read in conjunction with the audited financial statements of the Company and related notes thereto included elsewhere in this Prospectus.


                                            Summary of Operations Data:


=========================================================================================================================

=========================================================================================================================
                         Six Months                                      Six Months
                         Ended                  Year  Ended              Ended                   Year  Ended
                         12/31/97                06/30/97                12/31/96                 06/30/96
-------------------------------------------------------------------------------------------------------------------------
Revenues                 $12,269,286            $15,494,447              $5,807,441              $7,401,433
-------------------------------------------------------------------------------------------------------------------------
Net Income (loss)        $ 240,003              ($540,876)               ($208,676)              40,569
-------------------------------------------------------------------------------------------------------------------------
Net Income (loss) per share (1)
                         $.03                   ($.08)                   ($.03)                  Nil
=========================================================================================================================


                                           Summary Balance Sheets Data:


=============================================================================================================
                                    June 30                          December 31         December 31
-------------------------------------------------------------------------------------------------------------
                            1997                1996                 1997                1996
-------------------------------------------------------------------------------------------------------------
Working Capital             $2,546,132          $1,528,934           $7,445,671          $1,966,126
-------------------------------------------------------------------------------------------------------------
Total Assets                $15,500,254         $9,816,630           $13,682,929         $11,553,896
-------------------------------------------------------------------------------------------------------------
Total Liabilities           $9,902,048          $4,973,023           $7,551,632          $6,381,747
-------------------------------------------------------------------------------------------------------------
Stockholders' Equity        $5,598,206          $4,843,607           $6,131,297          $5,172,149
=============================================================================================================

     (1) Weighted average number of shares outstanding at December 31 1997; June 30, 1997; December 31 1996; June 30, 1996 are 7,402,148, 6,450,736, 6,854,390
and 6,137,530; respectively.

                                  RISK FACTORS

         The Securities offered hereby are speculative and involve a high degree of risk. The purchase of Securities should not be considered by anyone who cannot afford the risk of loss of his entire investment. The statements contained in this Prospectus which are not historical facts contain forward looking information with respect to plans, projections, or future performances of the Company, the occurrences of which involve certain risks and uncertainties as detailed herein.

         1. Unanticipated Costs, Expenses, and Difficulties in Commencing Projects as a General Contractor. NY, the Company's subsidiary and operating arm, has started to expand its business operations to include operating as a general contractor. NY has not commenced construction on any public or private sector projects as a general contractor. It has, however, commenced two projects as prime contractor. Although NY and Mr. Joseph M. Polito, President of the Company, have subcontractor experience in the erection and fabrication of steel structures, neither has experience as a general contractor. As a general contractor, NY will be responsible for all aspects of a project and will be required to hire and oversee the work of subcontractors. There can be no assurances that NY will be able to implement its business plan successfully or that unanticipated expenses, problems, or difficulties will not result in material delays in its implementation or ability for NY to implement such plan.

                  In addition to the unanticipated costs or problems that may be incurred as a general contractor, many contracts are also subject to completion requirements, and liquidated damages may be assessed against NY if schedules with respect thereto are not met. NY has not been materially adversely affected by these provisions in the past as a subcontractor.

         2. Operations Conducted in Chad a Country located in Africa and Dependence on Political and Economic Stability of Chad. The operations of Falcon will be conducted in N'djamena, Tchad, a country within the African continent. To effectively manage the operations in TChad, the Company requires and will require the engagement of persons with appropriate managerial skills and the implementation of an effective supervisory program which will include a continual flow of reliable current information to its officers in the United States and frequent reports from, and visits to, the operation in Chad. Richard Miller has been engaged by Falcon to run the Chad operation as Chief Executive Officer of Falcon. The TChad operation is subject to more administrative costs and greater security and operational risks than would be incurred if the operations were conducted solely in the United States. Mr. Miller has no prior experience working in Chad, and therefore, no assurances can be given that he or other persons hired to work in Chad will be able effectively to supervise and operate Falcon's business operations in Chad. Chad, as a country in Africa, is in a region where there is ongoing political turmoil. Falcon's operations are, and will continue to be, dependent on the political and economic stability of Chad, in general. Likewise, they will be subject to Chad's laws, rules, and regulations, particularly with respect to licenses, permits, and governmental authority.

         3. Dependence on Bonding. As a general contractor, and to some extent as a subcontractor, NY anticipates being required to provide bonding, in the form of Bid and/or Performance bonds. A bid bond is a bond issued by a bonding company which is usually in an amount equal to 10% of the bid price and which guarantees that the contractor will be able to produce such other additional documents and information as are required in order to commence the project including the issuance of a performance bond. A performance bond is a guarantee by a surety, customarily 100% of the value of the contract amount, that the contractor will complete the project pursuant to the terms and conditions of the contract.

                  In determining whether to issue a bond, surety companies perform credit checks and other due diligence disclosure requirements and investigate NY's capitalization, working capital, past performance, management's expertise, and such other factors as are discussed above. The surety companies require companies receiving bonding to maintain certain amounts of capital and liquid assets and base the amount of bonding they will issue on a formula, which is usually based on certain industry standards which take into account such factors. The surety companies also require that the bonds be personally guaranteed by Joseph M. Polito.

     Bonding requirements vary depending upon the nature of the project to be performed. NY anticipates paying premiums of between 1 1/4% to 3 1/2% of the total amount of the contracts to be performed. Since these premiums are generally payable at the beginning of a project, NY must maintain sufficient working capital to satisfy the premium prior to receiving revenue from the project. Bonding premiums are a line item in the submitted bid and are included as part of NY's billing to its clients.

         4. Inability to Obtain New York State Projects as a General Contractor. New York State agencies require bonds from only those bonding companies which they have approved. NY has received bonding from a company which is not approved for state and city projects; therefore, NY is unable to bid as a general contractor on projects for New York State and city agencies. NY has approached several New York State approved bonding companies, but as of the date hereof has not been approved by any company to receive bonding.

                  In determining whether to issue a bond, surety companies perform credit checks and other due diligence disclosure requirements and investigate NY's capitalization, working capital, past performance, management's expertise, and such other factors as are discussed above. The surety companies require companies receiving bonding to maintain certain amounts of capital and liquid assets and base the amount of bonding they will issue on a formula, which is usually based on certain industry standards which take into account such factors. The surety companies also require that the bonds be personally guaranteed by Joseph M. Polito.

                  There can be no assurance that NY will be able to obtain bonding from a New York licensed bonding company. In addition, new or proposed legislation in various jurisdictions may require the posting of substantial additional bonds or require other financial assurances for particular projects. Therefore, there can be no assurances that NY will be able to implement its proposed business plan to obtain projects as a general contractor. See "Business
- The Company," "-- The Contract Process" and "-- Insurance and Bonding."

     5. Unit Bid Versus Lump-Sum Bid. In bidding on contracts, there are two types of bid requests made by the soliciting entity: a unit cost bid and a lump-sum bid. The unit cost bid is based upon a cost per unit basis; a lump-sum bid obligates NY to complete the project at a fixed price. With a lump-sum bid, the risk of estimating the quantity of units required for a particular project is on NY, while with a unit cost bid, NY must estimate the per unit cost, not the number of units needed. Any increase in NY's unit cost over its unit bid price or cost over its lump-sum bid, whether due to inefficiency, faulty estimates, weather, inflation, or other factors, must be borne by NY and may adversely affect its results of operations. See "Business - The Contract Process."

         6. Amount and Concentration of Construction Projects. For the year ended June 30, 1997 NY had 3 unrelated customers, which accounted for approximately 86% of total revenues. For the six months ended December 31, 1997, NY had one unrelated customers, which accounted for approximately 45% of total revenues. At June 30, 1997 and December 31, 1997, approximately 83% and 75% of contracts and retainage receivables are due from four and two customers, respectively. The discontinuance of any of the projects in which NY is engaged, or a general economic downturn in the State of New York (where the projects are located), could have a material adverse affect on NY's results of operations.

         7. Competition. All aspects of NY's business are, and will continue to be, highly competitive. NY is one of many subcontractors which erects and furnishes steel for projects. Many of these subcontractors have substantially greater financial resources and sales than those of NY. When contractors seek construction contracts, they request bids from numerous subcontractors based on the various requirements of the project. These subcontractors compete primarily as to price, name recognition, and prior performance. As a general contractor, NY will be competing with many larger and more experienced (and thus more established) contractors whose names are more readily recognized and whose relationships with federal and state municipalities and agencies, and those private companies who are bidding against NY, have been established. NY is a subcontractor and a general contractor specializing, but not exclusively, in bridge and roadway repair and replacement as well as in furnishing and erecting steel structures for buildings. NY's competitors are numerous, and many have substantially greater marketing, financial, bonding, and human resources. There can be no assurance that NY will be able to compete successfully with its competitors. See "Business - Competition."

         8. Dependence of Suppliers; Subcontractors; Union Employees. NY receives approximately 60% of the steel it requires from Hirschfeld Steel Co., Inc., Queens County Ironworks and New York Iron, Inc. NY currently depends upon various vendors to supply spare parts, cranes, and other heavy equipment, and its ability to hire skilled workers depends upon its ability to comply with certain union agreements and contracts. NY does not depend on any one vendor to provide it with spare parts, cranes, and other heavy equipment. NY does rent an immaterial amount of cranes from Crown Crane, Ltd., a company of which Joseph M. Polito is a 50% shareholder and does rent an immaterial amount of generators and other equipment from Atlas Gem Leasing Inc., a company which is wholly owned by Joseph M. Polito. NY believes that there are a sufficient number of vendors, so that in the event any individual or group of vendors can no longer service NY's needs, NY will be able to find other vendors at competitive prices. NY does hire skilled steel workers represented by the International Union of Structural Ironworkers, Local 40, operating engineers locals 14, 14B, 15, 15A, 15C and 15D and cement masons local 780 (collectively referred to as the "Unions") and must comply with agreements between NY and the Unions, which agreements regulate all employment issues between NY and the Union employees including pay, overtime, working conditions, vacations, benefits, etc., and which agreements expire on June 30, 1999. No assurance can be given that NY will continue to be in compliance with the Unions or successfully negotiate extensions to NY's agreements with such Unions. In the event problems or conflicts with the Unions arise or there is a loss of skilled steel and operating engineers, this would have a detrimental effect on NY's operations.

         NY's success as a general contractor, in part, will be dependent, upon its ability to hire workers and comply with union contracts and agreements, oversee and retain qualified subcontractors to perform certain work for projects NY receives as general contractor. Although NY believes that it will be able to attract subcontractors to bid on projects it bids as general contractor, there can be no assurances. NY will be responsible for performance of the entire contract, including the work done by subcontractors. Accordingly, NY may be subject to substantial liability if a subcontractor fails to perform as required. Also there may be unanticipated difficulties in hiring and overseeing subcontractors of which NY is currently not aware of. See "Business - Suppliers and Subcontractors" and "-- The Contract Process."

         9. Government Regulation: Potential Liability for Environmental Damages and Personal Injuries. NY must comply with the Occupational Safety and Health Administration ("OSHA"), a federal agency which regulates and enforces the safety rules and standards for the construction industry. In addition, NY must also comply with a wide range of other state and local rules and regulations applicable to its business, including regulations covering labor relations, safety standards, affirmative action and the protection of the environment including requirements in connection with water discharge, air emissions and hazardous and toxic substance discharge. Continued compliance with OSHA and the broad federal, state and local regulatory network is essential and costly and the failure to comply with such regulations may have an adverse effect on NY's operations.

         The construction industry is subject to significant risks of statutory, contractual and common law liability for environmental damages and personal injury. NY, and in certain instances, its officers, directors and employees, may be liable for claims arising from its on-site or off-site services, including mishandling of hazardous or non-hazardous waste materials, or environmental contamination caused by NY or its subcontractors, the costs for which could be substantial, even if NY exercises due care and complied with all relevant laws and regulations. NY is also subject to worker and third party claims for personal injury, resulting in substantial liability for which it may be uninsured. NY carries insurance which it considers sufficient to meet regulatory and customer requirements and to protect NY's assets and operations. Nevertheless, an uninsured claim against NY could have a material adverse effect on NY's financial condition and results of operations. Moreover, any inability to obtain insurance of the type and in the amounts required in connection with specific projects could impair NY's ability to bid or complete such projects. See "Business - Government Regulations" and " --Litigation."

     10. Tax Lien. As of December 31, 1997 the Company and NY owe the Internal Revenue Service, New York State and New York City withholding taxes of approximately $1,786,677. If such amounts are not paid the such authorities can levy on the accounts, assets and future earnings of these companies. The Internal Revenue Service has placed a tax lien on NY's assets until all such taxes are paid. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     11. Seasonality; Weather Conditions. Though NY does not believe its business is seasonal, its operations slow during the winter months due to the decreased productivity of the workers caused by the inability to work in severe weather conditions. As a result of the foregoing, NY's costs are increased.

     12. Control by Management and Joseph M. Polito. Joseph M. Polito, president, a director owns approximately 59.4% of the Common Stock of the Company. Accordingly, Mr. Polito will continue to be able to elect the entire board of directors of the Company and to direct the affairs of the Company. The investors in this Offering will not be able to elect any of the directors.

     13. Conflicts of Interest. Joseph M. Polito is an officer, director and principal shareholder of various companies in addition to the Company.

         The Company has an audit committee, which committee comprises the Company's two outside directors and one inside director, Ronald Polito. The audit committee reviews the Company's audited financial statements and any potential conflicts of interest between any of the Company's officers, directors, employees, affiliates or associates. In addition to the audit committee reviewing and resolving any conflicts of interest, the officers and directors of the Company have a fiduciary obligation to deal fairly and in good faith with the Company. Inasmuch as NY leases equipment from Crown Crane, Ltd. or Atlas Gem Leasing, Inc., NY checks prices in the industry prior to engaging in any such transactions and will transact business with such companies only on terms which may be considered similar. The audit committee intends to exercise reasonable judgment and take such steps as they deem necessary under all of the circumstances in resolving any specific conflict of interest which may occur and will determine what, if any, specific measures, such as retention of an independent advisor, independent counsel or special committee, may be necessary or appropriate. There can be no assurance that the Company will employ any of such measures or that conflicts of interest will be resolved in the best interest of the shareholders of the Company. The fact that Joseph M. Polito is an officer, director and principal shareholder in other companies including those that transact business with the Company, opens the potential that there may be conflicts of interest in decisions made by Mr. Polito, which may compromise his fiduciary duty to the Company. Any remedy under state law, in the event such circumstances arise, would most likely by prohibitively expensive and time consuming. Mr. Polito estimates he devotes 80% of his business time to the operations of NY and a combined 20% to all the other companies he owns and operates. See "Management," "Certain Relationships and Related Transactions," "Business-History" and "Description of Securities."

         14. Dependence on Management. The Company is dependent upon the personal efforts and abilities of Joseph M. Polito, the Company's president and the majority shareholder. Mr. Polito has entered into a three year employment agreement expiring April 1998 with NY and he is restricted from competing with the Company pursuant to provisions in the employment agreement. Mr. Polito has agreed to devote 80% of his time to the business of NY. The loss of the services of Mr. Polito would adversely affect the business of the Company and NY. Neither the Company nor NY have any key-man insurance on the life of Mr. Polito or any other officer or director. See "Management - Employment Agreements."

         15. Indemnification of Officers and Directors. As permitted under the New York General Corporation Law, the Company's Certificate of Incorporation provides for the indemnification and elimination of the personal liability of the directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, shareholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of shareholder litigation. See "Business-Recent Developments" and "Management."

         16. Limited Public Market for Securities. At present there is a limited public market for the Company's Securities, which are traded on the Nasdaq SmallCap Market under the symbol "USBG". There is no assurance that a continuous regular trading market will be sustained for any period of time. Therefore, purchasers of the Company's securities may be unable to resell such securities at or near their original offering price or at any price. Furthermore, it is unlikely that a lending institution will accept the Company's securities as pledged collateral for loans even if a regular trading market develops.

     17. No Dividends and None Anticipated. The Company has not paid any dividends nor, because of its present financial status and its contemplated financial requirements, does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future. See "Dividend Policy."

         18. Increase Public Float Through Shares Available for Resale. A total of 7,844,148 shares of Common Stock have been issued by the Company of which approximately 5,200,156 shares may be deemed "restricted securities" (as such term is defined in Rule 144 issued under the Act) and, in the future, may be publicly sold only if registered under the Act or pursuant to an exemption from registration. Most of the 5,200,000 shares have been held in excess of 1 year and may be sold in accordance with Rule 144. In connection with the Company private placement offering in January 1998, the Company sold $450,000 Debentures, convertible into shares of Common Stock, presently it is estimated that the number of shares issuable upon conversion shall be 562,500 shares, though this may increase in accordance with the conversion provisions of the Debentures. This registration statement registers the resale of the shares issuable upon conversion of the Debentures as well as the shares underlying options which were granted to the private placement investors. See "Capitalization." Any such sales under Rule 144 or pursuant to this prospectus, would, in all likelihood, have a depressive effect on the market price for the Company's Common Stock.


     19. Possible Future Dilution. The Company has authorized capital stock of 50,000,000 shares of Common Stock, par value $.001 per share. Inasmuch as the Company may use authorized but unissued shares of Common Stock without stockholder approval in order to acquire businesses, to obtain additional financing or for other corporate purposes, there may be further dilution of the stockholders' interests.

     20. Possible delisting of Securities from NASDAQ System; Risks of Low Priced Stocks. In August 1997 Nasdaq increased its maintenance requirements, whereby in order to continue to be listed on Nasdaq, the Company is required to maintain (i) net tangible assets of at least $1,000,000, (ii) a minimum bid price of $1.00, (iii) two market makers, (v) 300 stockholders, (vi) at least 500,000 shares in the public float and (vii) a minimum market value for the public float of $1,000,000. In the event the Company's Securities are delisted from Nasdaq, trading, if any, in the Securities would thereafter be conducted on the over-the-counter market on the OTC Bulletin Board. Consequently, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's Securities. Quotation on Nasdaq does not imply that a meaningful, sustained market for the Company's Securities will develop or if developed, that it will be sustained for any period of time.

         21. Penny Stock Regulation. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on Nasdaq provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their securities.

                                 DIVIDEND POLICY

         The Company has not paid cash dividends and intends to retain earnings, if any, in the foreseeable future for use in its activities. Payment of cash dividends on the Company's Common Stock in the future will be wholly dependent upon the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors. It is not likely that cash dividends will be paid on the Company's Common Stock in the foreseeable future.

                                 USE OF PROCEEDS

         The maximum net proceeds to be received if all the Warrants are exercised is $126,250. However, there can be no assurances that any or any portion of the Warrants will be exercised and due to the current bid price of the Common Stock the Company does not expect any of the Warrants to be exercised at this time.

                      MARKET FOR COMMON EQUITY AND RELATED
                               STOCKHOLDER MATTERS

Market Information.

         The Company's Common Stock began trading on the Nasdaq SmallCap Stock Market on July 25, 1996. Prior to that, from August 25, 1994 to July 24, 1996, the Company's Common Stock, $.001 par value per share, traded sporadically and on a limited basis in the over-the-counter market on the OTC Bulletin Board. The following table sets forth representative high and low closing bid prices for the period the stock traded on the OTC Bulletin Board and the high and low sales prices for the period the stock traded on the Nasdaq SmallCap Stock Market, by calendar quarters, as reported by a market maker during the periods provided for herein. The bid quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission, and may not represent actual transactions. Sales quotations represent prices between dealers, do not include resale mark-ups, mark-downs, or other fees or commissions, and do not necessarily represent actual transactions. Prior to August 25, 1994, there was no trading market for the Company's Common Stock.

                  Calendar Quarter                                              Prices
                        Ended                                                   Low                                High

                                    1996
                       01/01/96 - 03/31/96                                      1 1/4                              2
                       04/01/96 - 06/30/96                                      2 1/4                              3
                       07/01/96 - 07/24/96(1)                                   1 3/4                              3 1/4
                       07/25/96 - 09/30/96(1)                                   1 3/4                              3 3/8
                       10/01/96 - 12/31/96                                      1                                  3
                                    1997
                       01/01/97 - 03/31/97                                      1                                  2 3/8
                       04/01/97 - 06/30/97                                      1                                  2 1/8
                       07/01/97 - 09/30/97                                        15/16                            1 5/8
                       10/01/97 - 12/31/97                                        15/16                            1 5/8
                           1998
                       01/01/98 - 02/13/98                                        11/16                            1 1/8
                  -------------------------------

     (1) As indicated above, the Company's Common Stock traded on the over-the-counter market of the OTC Bulletin Board from August 25, 1994 to July 24, 1996. Since July 25, 1996, the Common Stock has traded on the Nasdaq SmallCap Stock Market. Therefore, the amounts provided from January 1, 1996 to July 24, 1996 represent bid quotations, and the amounts thereafter represent sales price.

         As of December 31, 1997, there were 129 registered holders of record of the Company's Common Stock, $.001 par value, which number, determined by the Company's stockholder records, does not include beneficial owners of the Common Stock whose shares are held in names of various security holders, dealers, and clearing agencies. The Company believes there are in excess of 500 such beneficial holders of the Common Stock.

         The Company has paid no dividends for the last two fiscal years or in the 1st quarter of fiscal 1998; nor does it have any present plan to pay such dividends. Payment of future dividends will be determined from time to time by the Company's Board of Directors based upon its future earnings, if any, financial condition, capital requirements, and other factors. The Company is not presently subject to any contractual or similar restriction on its present or future ability to pay such dividends.

                                    BUSINESS


History

         USABG Corp. ("the Company") was incorporated on September 12, 1988, in the State of Delaware, as Colonial Capital Corp. In June 1991, the Company amended its Certificate of Incorporation to effect a change in its name to U.S. Bridge Corp. On January 14, 1998, the Company amended its Certificate of Incorporation to change in its name to its current name, USABG Corp. The Company currently owns 50.1% of the outstanding shares of USA Bridge Construction of N.Y., Inc. ("NY") and 100% of the outstanding shares of common stock of Worldwide Construction Limited ("Worldwide"). These two subsidiaries are the only ones through which the Company operates. Two additional subsidiaries of the Company (each a wholly owned subsidiary), One Carnegie Court Associates, Inc. and U.S. Bridge Corp. (Maryland) ceased operations in August 1997 and November 1996, respectively, though neither company has formally dissolved.

Acquisitions

         In April 1994 the Company consummated the acquisitions ("the Acquisitions") of both U.S. Bridge of N.Y., Inc. ("NY") and One Carnegie Court Associates, Inc. ("One Carnegie"), consummated on April 25, 1994, the Company was a development stage company. Pursuant to the Acquisitions, the Company issued an aggregate of 3,540,000 shares of its Common Stock, par value $.001 per share ("the Common Stock"), to the stockholders of NY and One Carnegie - 2,820,000 to the stockholders of NY and 720,000 to the stockholders of One Carnegie - in exchange for all of said stockholders' issued and outstanding shares. Joseph M. Polito, the principal stockholder of NY and the sole stockholder of One Carnegie, received, in exchange for his shares of NY and One Carnegie common stock, 2,380,000 and 720,000 shares, respectively, of the Company's Common Stock. The Acquisitions were accounted for as "recapitalizations." Accordingly, both NY and One Carnegie became subsidiaries of the Company.

         In connection with the Acquisitions, the Company amended its Certificate of Incorporation to (i) increase its authorized shares of Common Stock from 10,000,000 to 50,000,000 shares; (ii) increase the par value of the Common Stock from $.0001 to $.001 par value; and (iii) authorize 10,000,000 shares of Preferred Stock, which shares may be issued in classes and series, pursuant to the rights, designations, and preferences as determined by the Board of Directors. To date, the Company has not issued any Preferred Stock.

1998 Private Placement

         The Company raised $450,000 for the Worldwide and Falcon Chad SA operations, through the sale of the Debentures through VenGua Capital, a London, England firm, as placement agent. The Debentures accrue interest at the rate of 8% per annum, which interest is payable in shares of Common Stock, upon conversion of the Debentures in to shares of Common Stock. The Debentures are convertible into shares of Common Stock. Holders of the Debentures are entitled to convert the entire face amount of this Debenture, plus accrued interest, at the lesser of (a) 100% of the 5-day average closing bid price, as reported by Bloomberg, LP for the 5 trading days immediately preceding the closing date of the offering (February 3, 1998) or (b) 75% of the 5-day average closing bid price, as reported by Bloomberg, LP for the 5 trading days immediately preceding the date of conversion. The Company agreed to file a Registration Statement, covering the shares of Common Stock to be issued upon conversion of the Debentures, and if not declared effective within 90 days following the closing of the offering, then there shall be decreased of the conversion ratios by 2.5% per 30 day period or portion thereof pro rata, until the Registration Statement has been declared effective. In addition, the purchasers received Warrants to purchase an aggregate of 100,000 shares of Common Stock, 50,000 shares at an exercise price of $1.125 per share and 50,000 shares at $1.41 per share. The funds are being loaned to Worldwide and Falcon Chad SA to purchase the trucks and to set up offices and operations in Chad. See "Description of Securities."

Recent Developments

     In February 1998 the Company consummated a private offering of Debentures aggregating $450,000. Each Debenture is convertible into shares of Common Stock pursuant to the terms of the Debentures. In addition, the investors received Warrants to purchase an aggregate of 100,000 shares of the Company's Common Stock, 50,000 shares at an exercise price of $1.125 and $50,000 shares at $1.41. The Company paid a 11% commission to the placement agent and paid the placement agent's attorney's fee of $7,500.

         In February 1998, the Company agreed to issue 192,000 shares of Common Stock to R.S.J.J Realty Corp., in exchange for 106,667 shares of NY's Common Stock. These issuances were made pursuant to an agreement between NY and R.S.J.J. Realty Corp. to pay its annual lease payment of $240,000 by the issuance of shares of NY's common stock. See "Certain Relationships and Related Transactions."

     By  agreement  executed  March  10,  1997,  One  Carnegie  entered  into an
Agreement for Deed in Lieu of Foreclosure ("the Agreement") with Trinity Industries, Inc. ("Trinity"). The transaction, which was not closed and completed until August 1, 1997, was necessitated by One Carnegie's having defaulted on (i) the $3,000,000 Note (of which Trinity was the holder), and (ii) the Deed of Trust and Security Agreement which secured said Note for certain property located in Waldorf, Maryland. Pursuant to the Agreement, in lieu of foreclosing upon the property owned by One Carnegie, Trinity, through its affiliate, Waldorf Properties, Inc. ("WPI"), accepted the deed to such property. See Item 2 - Description of Property.

Business of WorldWide Construction Limited/ Falcon Chad S.A.

         In December 1997 the Company formed Worldwide Construction Limited ("Worldwide"), a British Virgin Island corporation, as a wholly owned subsidiary. This company was formed to own 80% of Falcon Chad SA, a company formed in N'djamena TChad, a country within the African continent. Falcon Chad SA was formed to operate as a full service transport company in N'djamena TChad. Falcon Chad SA, shall offer transportation services including trucking, customs clearance and warehousing. In January 1998 Falcon Chad SA purchased 16 transport vehicles and a communications system. Initially, Falcon Chad SA has had discussion with the Chad governmental authorities to transport cotton for the government, though no agreement has been executed. Cotton is presently, the main export of Chad. In addition, the Company has commenced discussions with several large foreign corporations setting up to do business is Chad in order to provide their trucking needs.

         The Company raised $450,000 for the Worldwide and Falcon Chad SA operations, through the sale of the Debentures. The funds are being used to purchase the trucks and to set up offices and operations in N'djamena TChad.

Business of USA Bridge Construction of N.Y., Inc.

General

         The Company commenced operations in or about June 1993 to serve primarily as a general contractor for construction projects sponsored by federal, state, and local government authorities in New York State and in the New York City metropolitan area. Previously, through other entities, Joseph M. Polito furnished and provided steel erection as a subcontractor for private and governmental construction projects. Since its commencement of operations in June 1993, the Company has provided steel erection for building, roadway, and bridge repair projects for general contractors who have been engaged by private and municipal/governmental customers. As of December 31, 1997, NY has completed in excess of nineteen projects with an aggregate project value of $34,329,756 and is currently engaged in three projects with an aggregate value of approximately $12,752,681. The Company plans to maintain its subcontractor presence in the steel industry; however, now that it has obtained general contractor bonding, it intends to focus on obtaining projects as a general contractor.

         Though formed to operate as a general contractor, the Company operated initially only as a subcontractor. The Company's goals were to become a general contractor for municipal projects; however, it needed financing to enable it to obtain bonding, which is required for all municipal projects.

     On June 15, 1993, the Company purchased, from Atlas Gem Erectors Co., Inc. ("Atlas Gem"), six then existing contracts to perform steel erection services for the following projects: Stillwell Avenue, 39th Street Bridge Rehabilitation, Honeywell Street Bridge, New England Thruway, Lemon Creek, and Kosciuszko Bridge. Upon its sale of these contracts to the Company and its completion of its final project in September 1994, Atlas Gem ceased operations. The Company purchased Atlas Gem's contracts to add to its then backlog in order to avoid a conflict of interest, as the two entities - which were controlled by Joseph M. Polito as officer, director, and principal stockholder - were engaging in similar, but different work.

Recent Developments

         In June 1996, the Company entered a prime contracting agreement with EklecCo., the owner of the Palisades Power Mall located in West Nyack, New York, to perform structural steel erection services. The mall is estimated to be approximately 3,900,000 square feet upon completion. The Company commenced work in June 1996, however, the Company ceased work on the project in due to EklecCo.'s failure to pay on a timely basis. NY filed as lien on the property and EklecCo. Filed an action to vacate the lien. In February, 1998, EklecCo. issued a bond in the amount of $14,254,730, of which $13,640,747 replace the Company's lien. See "Business - Litigation."

         In January 1997, the Company entered into a subcontracting agreement with Humphreys & Harding, Inc. to perform certain structural steel erection work for the Permanent Mission to the Republic of Korea, located in New York, New York. The contract price is $1,500,000. As of December 31, 1997, work on the project is 62% complete.

     As of May 1997, the Company was in arrears in the amount of $480,000 in payments due under its lease with R.S.J.J. Realty Corp. ("RSJJ"). This arrearage was converted into equity as follows: on June 19, 1997, the Company issued 270,000 shares of common stock to Corp., for the cancellation of the debt owed to RSJJ. Corp., in turn, issued 200,000 shares of its Common Stock to Joseph M. Polito and 150,000 shares of its Common Stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage. See "Item 12. Certain Relationships and Related Transactions."

         The following table lists, as of December 31, 1997, (i) all companies in which Joseph M. Polito is either an Officer, Director, or principal shareholder; and (ii) the activities engaged in by such companies with the Company or any of its subsidiaries:


                                    Year             J. Polito's                               Activities with the      Place of
Company Name(1)                     of Inc.          Title             Ownership(%)            Company and NY           Business

U.S. Bridge Corp.(2)                1988             Pres./Director    5961%                   Parent Company           Queens, NY

R.S.J.J. Realty Corp.(3)            1983             Pres./Director    100%                    Leases the office and    Queens, NY
                                                                                               storage space to the
                                                                                               Company

Crown Crane, Inc.(3)                1988             --                50%                     Supplies cranes to the   Brooklyn,
                                                                                               Company for use in the            NY
                                                                                               erection of steel

Atlas Gem Leasing,                  1986             Pres./Director    100%                    Supplies welding         Queens,
Inc. (3)                                                                                       machines and compressors         NY
                                                                                               to the Company

Atlas Gem Erectors                  1986             Pres./Director    100%                    Sold certain construction No office
  Co., Inc. (3)(4)                                                                             contracts to the Company;
                                                                                               ceased operations 9/94

USA Bridge of N.Y.,                 1990             Pres./Director    51%                     Provides steel erection  Queens,
  Inc. (4)(5)                                                                                  buildings, roadway, and          NY
                                                                                               bridge repair projects

     (1) Except as disclosed hereunder, no company listed is beneficially owned by another entity; nor does any company have any subsidiaries. No company listed has conducted any business operations under any name except for its corporate name, except for Corp. See "-History."

     (2) Incorporated in the State of Delaware.

     (3) Incorporated in the State of New York.

     (4) Ceased operations in September 1994.

     (5) Joseph M. Polito, through his ownership of approximately 61% of the outstanding shares of the Corp., may be deemed the beneficial owner of the shares of the Company owned by Corp.

     Schedule of Completed Projects. The following is a schedule of the Company's completed projects.

                         Schedule of Completed Contracts

Project Name                                Contract Amount                     Contract Date              Type of Contract
------------                                ---------------                     -------------              ----------------
Van Wyck                                    $   195,500                         April 1992                 Lump-Sum
39th Street Bridge                            2,538,252                         June 1993                  Lump-Sum
39th Street (Demolition)                        679,046                         February 1993              Lump-Sum
New England Thruway                           2,409,058                         June 1993                  Lump-Sum
Honeywell                                     1,100,000                         June 1993                  Joint Venture (1)
Kosciuszko Bridge                             3,034,281                         June 1993                  Lump-Sum
Stillwell Avenue Bridge                       8,084,655                         June 1993                  Lump-Sum
Cross Bronx Expressway                           60,176                         March 1994                 Lump-Sum
Robert Moses Causeway                           540,118                         December 1994              Lump-Sum
4th Avenue Bridge                               387,965                         March 1995                 Lump-Sum
201 East 80th Street                          1,692,797                         May 1995                   Lump-Sum
Centereach                                      186,500                         June 1995                  Lump-Sum
Pro-Camera                                       50,275                         August 1995                Lump-Sum
UDC                                              82,400                         August 1995                Lump-Sum
Williamsburg Houses (2)                         708,450                         April 1996                 Lump-Sum
South Avenue Plaza                              274,045                         May 1996                   Lump-Sum
Hellgate Viaduct Structures                     208,750                         Oct. 1996                  Lump-Sum
Indonesian Mission                              348,000                         Nov. 1996                  Lump-Sum
Palasades                                    11,561,142                         June 1996                  Lump-Sum
Others(3)                                       188,346                         N/A                        N/A
Total                                        34,329,756

     (1) Joint venture with John P. Picone, Inc. ("Picone"), whereby the Company entered into a consulting agreement with Picone, who was awarded the project. The agreement provided that for 50% of the profits of the project, the Company would provide Picone with its expertise in steel erection, supply qualified workers, and oversee the rehabilitation of the bridge. Picone put the Company's employees on its payroll and incurred all the expenses of the project.

     (2) This project, which bore an original contract price of $2,517,651, was on hold for a considerable period of time pending a dispute not involving the Company. The Company believes that it will not return to this project and thus deems the project complete.

     (3) Total estimated project value of a collection of smaller projects completed.

         Inasmuch as the Company purchased steel from Waldorf or leases equipment from Crown Crane, Ltd. or Atlas Gem Leasing, Inc., the Company shall check prices in the industry prior to engaging in any such transactions and will transact business with such companies only on terms which may be considered similar. The audit committee of the Board of Directors intends to exercise reasonable judgment and take such steps as it deems necessary under all of the circumstances to resolve any specific conflict of interest which may occur and will determine what, if any, specific measures, such as retention of an independent advisor, independent counsel, or special committee, may be necessary appropriate. The fact that Joseph M. Polito is an officer, director, and principal shareholder in other companies, including those that transact business with the Company, opens the potential that there may be conflicts of interest in decisions made by Joseph M. Polito, which may compromise his fiduciary duty to the Company. Any remedy under state law, in the event such circumstances arise, most likely would be prohibitively expensive and time consuming. See "Business-Suppliers and Subcontractors."

Industry Overview

         1997 has brought about a resurrection in the construction industry in the New York City metropolitan area. Major transportation arteries in New York are under extensive construction programs to increase their ability to handle the ever increasing volumes of traffic they carry. Work is in progress on the major thruways, expressways, and parkways across New York State. The Company currently is preparing subcontracting bids for some of the roadway projects in the New York City metropolitan area.

     These projects positively affect the availability of work in diverse disciplines in the construction industry: landscaping, concrete, paving, steel, etc. The Company has qualified as a bidder (and expects to place a bid by the end of November 1997) for a project for the JFK Airport, international arrivals building, Korean Air and Lufthansa terminals.

     Apart from the infrastructure construction programs, there has been an impressive increase in the restoration, alteration, and expansion of office space, residential properties, and public facilities. This increase has resulted in the Korean Mission subcontracting project. There also appears to be an infusion of foreign investment capital into the depressed real estate market in New York, prompting major renovations and alterations. This capital infusion enhances the value of property and therefore increases the incentive for new development.

Marketing

         The Company obtains its projects primarily through the process of competitive bidding. Accordingly, the Company's marketing efforts include the following: (i) subscribing to bid reporting services; (ii) monitoring trade journals including Engineering Record News, Dodge Report, and Brown's Letter, Inc.; (iii) monitoring daily newspapers and real estate publications; (iv) membership and networking in affiliated organizations including Allied Building Trades; (v) maintaining contracts with developers and other general contractors; and (vi) requesting notification from various government agencies as to bid solicitations being requested.

The Contract Process; Bidding

         In response to bid requests, the Company submits to the soliciting entity a proposal detailing its qualifications, the services to be provided, and the cost of its services. Based on its evaluation of the proposals submitted, the soliciting entity awards the contract to the bidder it deems appropriate. Generally, the contract for a project is awarded to the lowest bidder, although other factors may be taken into consideration.

         The Company submits its bids after management performs a detailed review of the project specifications, an internal review of the Company's capabilities and equipment availability, and an assessment of whether the project is likely to attain targeted profit margins. In bidding on contracts, there are two types of bid requests made by the soliciting entity: a unit cost bid and a lump-sum bid. The unit cost bid is based upon a cost per unit basis; a lump-sum bid obligates the Company to complete the project at a fixed price. With a lump-sum bid, the risk of estimating the quantity of units required for a particular project is on the Company, while with a unit cost bid, the Company must estimate the per unit cost, not the number of units needed. Any increase in the Company's unit cost over its unit bid price or cost over its lump-sum bid, whether due to inefficiency, faulty estimates, weather, inflation, or other factors, must be borne by the Company and may adversely affect its results of operations.

     Upon receipt by a New York City agency of notification that a bid submitted for a project has been declared the low bid, the city's procurement policy requires that the New York Finance Committee then approve all funds to be allocated to such project. During this time, if the Company is the low bidder, it must provide the New York City agency with such documents as are required - including a Payment and Performance Bond and a Labor and Material Bond - in order to be approved to undertake the project. Once the New York City Finance Committee has cleared the allocation of funds for a project and the agency has cleared all the documentation required to be submitted by the contractor, a starting date and time table is set up for the project.

     Most government contracts provide for termination of the contract at the election of the customer, although in such event, the Company is generally entitled to receive a small cancellation fee. Many of the Company's contracts are also subject to completion requirements with liquidated damages assessed against it if schedules are not met.

     While Joseph M. Polito has been in the construction business for many years, the Company has only recently started bidding on projects as a general contractor, and the Company may incur unanticipated expenses, problems, or difficulties which may affect its bid prices and project profitability. Though the Company has been the low bidder on several public sector and private sector bids, it has not commenced any Company public or private sector projects as a general contractor. It has, however, commenced two projects as prime contractor.

         The  Company  expects  to act as a  general  contractor  on some of the projects it will undertake in the near future and will need to hire subcontractors to perform certain jobs such as electrical and mechanical work, though it shall continue also to bid as a subcontractor at the request of other general contractors. As general contractor, the Company will be responsible for the performance of the entire contract, including work assigned to subcontractors. Accordingly, the Company is subject to liability associated with the failure of subcontractors to perform as required under the contract; thus, the Company may require its subcontractors to furnish Performance Bonds. Affirmative action regulations, however, require the Company to use its best efforts to hire minority subcontractors for a portion of the project and some of these minority subcontractors may not be able to obtain such surety bonds.

Insurance and Bonding

         The Company maintains general liability and excess liability insurance, insurance covering its construction equipment, and workers' compensation insurance in amounts it believes are consistent with industry practices. The Company carries liability insurance of $1,000,000 per occurrence which management believes is adequate for its current operations.

         Although the Company generally has not been required to provide Performance Bonds to general contractors when acting as a subcontractor, it may be required to furnish bonds guaranteeing its performance as a subcontractor in the future. Currently, the Company is serving as a subcontractor on two projects. For the EklecCo prime contracting project and the Grand Central Terminal and Korean Mission subcontracting projects, the Company has been required to provide, and has provided, Performance Bonds and Labor and Material Bonds.

         The Company expects to bid on both private and public sector projects as a general contractor. Most of these projects, both public and private sector, shall require Bid Bonds and Payment and Performance Bonds. A Bid Bond is a bond issued by a bonding company which is usually in an amount equal to 10% of the bid price and which guarantees that the contractor will be able to produce such other additional documents and information required in order to commence the project including the issuance of a Performance Bond. A Performance Bond is a guarantee by a surety, customarily 100% of the value of the contract amount, that the contractor will complete the project pursuant to the terms and conditions of the contract. Most government contracts allow for termination of the contract at the election of the customer, although in such event, the Company is generally entitled to receive a small cancellation fee. Many of the Company's contracts are also subject to completion requirements with liquidated damages assessed against the Company if schedules are not met. In the past, the Company has not been materially adversely affected by these provisions as a subcontractor.

         The Company's ability to obtain bonding and its bonding capacity are primarily determined by its net worth, liquid working capital (consisting of cash and accounts receivable), past performance, management expertise, the number and size of projects under construction, and various other factors. The larger the project and/or the more projects in which the Company is engaged, the greater the bonding, net worth, and liquid working capital requirements. Surety companies consider such factors in light of the amount of the Company's surety bonds then outstanding and the surety companies' current underwriting standards, which standards may change periodically. Therefore, the Company may be required to maintain certain levels of tangible net worth in connection with establishing and maintaining bonding limits. As a practical matter, such levels may limit dividends, if the Company, which might have been declared and which would limit corporate funds available for other purposes.

         In determining whether to issue a bond, surety companies perform credit checks and other due diligence disclosure requirements and investigate the Company's capitalization, working capital, past performance, management's expertise, and such other factors, as are discussed above. The surety companies require companies receiving bonding to maintain certain amounts of capital and liquid assets and base the amount of bonding they will issue on a formula, which is usually based on certain industry standards which take into account such factors. The surety companies also require that the bonds be personally guaranteed by Joseph M. Polito.

     Bonding requirements vary depending upon the nature of the project to be performed. The Company anticipates paying premiums of between 1 1/4% to 3 1/2% of the total amount of the contracts to be performed. Since these premiums are generally payable at the beginning of a project, the Company must maintain sufficient working capital to satisfy the premium prior to receiving revenue from the project. Bonding premiums are a line item in the submitted bid and are included as part of the Company's billing to its client.

         In December 1996, the Company obtained a commitment for a Surety Bond Line of Credit ($10,000,000 single project limit) from United American Guarantee Company, Ltd. ("UAGC") for its general contracting projects. This commitment will allow the Company to pursue those general contracting projects in the public and private sectors which require performance bonds. To date, it has also allowed the Company to obtain Performance Bonds and Labor and Material Bonds for the one prime contracting and two subcontracting projects which have required same: the EklecCo, Grand Central Terminal, and Korean Mission projects.

Work in Progress; Backlog and Seasonality

     Contracts as a subcontractor and general contractor often involve work periods in excess of one year. Revenue on uncompleted fixed price contracts is recorded under the percentage of completion method of accounting. NY begins to recognize profit on its contracts when it first accrues direct costs. As is standard construction industry practice, a portion of billings may be retained by the customer until certain contractual obligations are fulfilled.

     The following is a list, as of December 31, 1997, of those projects in which the Company is currently engaged.

                                                                                Backlog
Contract Party/                  Contract                                       Amount at            Type of         % of job
Project Name                     Amount                     Contract Date       12/31/97             Contract        Completed
Lehrer McGovern, Bovis, Inc./
  Grand Central Terminal         $4,360,000                 May 1996            347,928              Lump-sum        92%(2)

Tishman Construction Corp./
  Louis Vuitton N.A.(1)          $6,197,750                 July 1996           2,045,258            Lump-sum        67%(2)

Humphreys &  Harding, Inc./
  Korean Mission                 $2,194,931                 Jan. 1997           834,074              Lump-sum        62%(2)
                                 ----------                                     -----------------

Total Signed Contracts           $12,752,681                                    $3,227,260

     (1) The Company is prime contractor (similar to general contractor) on this project.

     (2) Completion percentage is as of December 31, 1997 and is based on the percentage of costs incurred through that date to the estimated cost of the project.

     Though the Company does not believe its business is seasonal, its operations slow during the winter months due to decreased productivity of laborer caused by their inability to work in severe weather conditions. As a result of the foregoing, the Company's costs are increased.

Suppliers; Subcontractors; Unions

     For the year ended June 30, 1997, the Company received approximately 43% of the fabricated steel it required from MD, a subsidiary of Corp. Queens County Ironworks and New York Iron, Inc. provided the remainder of the steel. Neither Queens County Ironworks nor New York Iron, Inc. is affiliated with the Company, Corp., or any other Director or principal stockholder of either company. MD provided the Company with fabricated steel until November 1996, at which time MD ceased operating. The prices paid and the terms for the steel purchased from MD were comparable to competitive prices and terms; therefore, the Company believes it now will be able to acquire same through other suppliers at similar prices and on similar terms.

         The Company currently depends upon various vendors to supply spare parts, cranes, and other heavy equipment, and its ability to hire skilled workers depends upon its ability to comply with certain union agreements and contracts. The Company rents cranes from Crown Crane, Ltd., a company of which Joseph M. Polito is a 50% shareholder, and rents generators and other equipment from Atlas Gem Leasing, Inc., a company which is wholly owned by Mr. Polito. The Company believes that there are a sufficient number of vendors, so that in the event any individual or group of vendors can no longer service the Company's needs, the Company will be able to find other vendors at competitive prices.

         As is standard practice in the construction industry, the Company's employees, other than its office employees, are not salaried individuals. They are union employees who are hired on an as-needed, or per project, basis and are paid an hourly wage which is set by the unions with which they are associated. The Company hires skilled steel workers represented by the International Union of Structural Ironworkers local 40, 361, & 417 and International Operating Engineers locals 14, 14B, 15, 15A, 15C, 15D, and 825 and Cement Masons local
472. The Company must comply with its agreements with the unions, which agreements regulate all employment issues - including pay, overtime, working conditions, vacations, benefits, etc. - between the Company and the union employees. These agreements expire on June 30, 1999.

         The Company believes that it has a good relationship with the Unions and is in compliance with all union agreements. No assurance can be given that the Company will continue to be in compliance with the Unions or successfully negotiate extensions to the Company's agreements with such Unions. In the event problems or conflicts with the Unions arise or there is a loss of skilled steel and operating engineers, this would have a detrimental effect on the Company's operations.

         The Company's success as a general contractor, in part, will be dependent upon its ability to hire workers and comply with union contracts and agreements and its ability to oversee and retain qualified subcontractors to perform certain work. Although the Company believes that it will be able to attract subcontractors to bid on projects it bids as general contractor, there can be no assurance that it will be able to do so. The Company will be responsible for performance of the entire contract, including the work done by subcontractors. Accordingly, the Company may be subject to substantial liability if a subcontractor fails to perform as required. In addition, in hiring and overseeing subcontractors, there may be difficulties of which the Company is not aware.

Competition

         All aspects of the Company's business are, and will continue to be, highly competitive. The Company is one of many subcontractors which erects and furnishes steel for projects. Many of these subcontractors have substantially greater financial resources and sales than those of the Company. When contractors seek construction contracts, they request bids from numerous subcontractors based on the various requirements of the project. These subcontractors compete primarily as to price, name recognition, and prior performance.

         As a general contractor, the Company will be competing with many larger and more experienced (and thus more established) contractors whose names are more readily recognized and whose relationships with federal and state municipalities and agencies, and those private companies who are bidding against the Company, have been established. The Company is a subcontractor and a general contractor specializing, but not exclusively, in bridge and roadway repair and replacement as well and in furnishing and erecting steel structures for buildings. The Company's competitors are numerous, and many have substantially greater marketing, financial, bonding, and human resources.

Government Regulation

         The Company must comply with the Occupational Safety and Health Administration ("OSHA"), a federal agency which regulates and enforces the safety rules and standards for the construction industry. In addition, the Company must comply with a wide range of other state and local rules and regulations applicable to its business, including regulations covering labor relations, safety standards, affirmative action and the protection of the environment including requirements in connection with water discharge, air emissions and hazardous and toxic substance discharge. Continued compliance with OSHA and the broad federal, state, and local regulatory network is essential and costly. The failure to comply with such regulations or amendments to current laws or regulations imposing more stringent requirements may have an adverse effect on the Company's operations. The Company believes that it is in substantial compliance with all applicable laws and regulations.

Employees

         As of December 31, 1997, the Company had three executive officers, two administrative assistants, one comptroller, one project estimator, and two employees in the accounting department. The number of union employees the Company utilizes depends on the number and size of projects in which the Company is engaged and can range from 10-200 employees, some of whom are employed full-time and others of whom are employed part-time. These union employees are represented by the International Union of Structural Ironworkers locals 40, 361 and 417; International Operating Engineers locals 14, 14B, 15, 15A, 15C, 15D, 825; and Cement Masons local 472. The Company's contracts with these Unions, which contracts regulate all employment issues between the Company and the union employees - including pay, overtime, working conditions, vacations, benefits, etc. - expire on June 30, 1999. The Company considers its relationships with the unions and its employees to be good.

Description Of Property

         The Company's  office  (located at 53-09 97th Place,  Corona,  New York
11368) consists of approximately 25,000 square feet of office space (approximately 24,000 square feet of which is utilized for storage space) which is leased from an affiliate company, RSJJ. RSJJ is owned by the Company's President, Joseph M. Polito. The lease, pursuant to which the Company pays rent of $20,000 per month to RSJJ, expires in March 1998. The Company also leases a yard from an unrelated party for storage material pursuant to an oral agreement which requires monthly payments of $3,500. The Company has extended the leases through December 31, 1998. The Company believes that the terms of these leases are comparable and competitive with that which would have been negotiated with an unaffiliated landlord.

         On February 10, 1998, NY agreed to pay its lease payments for 1998 by the issuance of 106,667 shares of its Common Stock. The per share price was $.14 above the closing price for NY's shares as reported by Nasdaq.

         As of May 1997, the Company was in arrears in the amount of $480,000 in payments due under its lease with RSJJ. This arrearage was converted into equity as follows: the Company issued 270,000 shares of Common Stock to Corp., for the cancellation of the debt owed to RSJJ. Corp., in turn, issued 200,000 shares of its common stock to Joseph M. Polito and 150,000 shares of its common stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage.

Legal Proceedings

         The Company is not a party to any material litigation and is not aware of any threatened litigation that would have a material adverse effect on its business, except for the litigation matters discussed below. The Company believes that the nature and number of these proceedings are typical for a construction firm of its size and scope.

     In April 1995, NY commenced an Article 78 proceeding in the Supreme Court of the State of New York, County of New York, against the Commissioners of the State Insurance Fund and the State Insurance Fund. This action is scheduled for trial on March 17, 1998.

     In December 1995, in the United States District Court, Southern District of New York, the Commissioners of the State Insurance Fund for and on behalf of the State Insurance Fund commenced suit against Joseph Polito, Ronald Polito, Steven Polito, NY (f/k/a Metro Steel Structures, Ltd.), One Carnegie, and others. This action is in the discovery phase.

     On February 25, 1997, in New York State Supreme Court, Kings County, NY and Metro Steel Structures, Ltd. commenced suit against Perini Corporation, Metropolitan Transportation Authority, New York City Transportation Authority, and Fidelity and Deposit Company of Maryland. This action is in the discovery phase.

         On February 26, 1997, in New York State Supreme Court, Queens County, NY, Metro Steel Structures, Ltd., and McKay Enterprises, Inc. commenced suit against Perini Corporation, Department of Transportation of the City of New York, and Fidelity and Deposit Company of Maryland. This action is in the discovery phase.

         On February 7, 1997, in New York State Supreme Court, Kings County, Perini Corporation commenced an action against NY and Metro Steel Structures, Ltd. This action is in the discovery phase.

         On or about May 13, 1997, in the New York Supreme Court, Suffolk County, NY commenced suit against Kiska Construction, the State of New York, acting through the New York State Comptroller, the New York State Department of Transportation, and the Seaboard Surety Company. This action is in the discovery phase.

         In August 1997, the Company, NY, and MD entered into an agreement settling the January 1997 trademark infringement claim made by The Ohio Bridge Corporation. The Company agreed to change its name and on January 14, 1998 effected a name change to USABG Corp. NY agreed to change its name to NY Construction of N.Y., Inc. This name change was effected on January 12, 1998. MD agreed to change its name to NY Construction Corp. (Maryland). This name change was effected on February 19, 1998.

     On October 14, 1997, NY filed a mechanic's lien in the amount of $13,640,767 against EklecCo (f/k/a Pyramid Company of Rockland). On October 16, 1997, in New York State Supreme Court, Rockland County, EklecCo commenced suit against NY. On February 9, 1998, the plaintiff posted a bond in the amount of $14,254,730 to secure payment of NY's $13,640,747 mechanic's lien, interest, and court costs; accordingly, the court granted the plaintiff's motion to discharge said lien. The court further ordered that discovery be expedited in this matter. This action is in the discovery phase.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         The Company amended its certificate of incorporation on January 14, 1998 to change in its name from U.S. Bridge Corp., to USABG Corp. The Company currently owns 53.23% of the outstanding shares of NY and 100% of the outstanding shares of common stock of Worldwide Construction Limited ("Worldwide"). These two subsidiaries are the only ones through which the Company operates. Two additional subsidiaries of the Company (each wholly owned subsidiary), One Carnegie court Associates, Inc., and U.S. Bridge Corp. (Maryland) ceased operations in August 1997 and November 1996, respectively.

         Worldwide was formed by the Company in December 1997 and is a British Virgin Islands corporation. It was formed to own 80% of Falcon TChad SA ("Falcon"), a company formed in Ndjamena, Chad to operate as a full service transportation, forwarding, warehousing, and development company. Falcon shall offer transportation services including trucking, customs clearance and warehousing. As of December 31, 1997, no activity commenced in Worldwide.

         The following management's discussion and are primarily that of the Company's subsidiary, NY, since the Company itself did not have any material operations of its own.

         NY, the primary operating entity, recognizes revenue and costs for all contracts under the percentage of completion method. Cost of contract revenues include all direct material and labor costs and those indirect costs related to contract performance. General and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimates to complete construction contracts in progress. Material project losses are provided for in their entirety without reference to the percentage of completion. As contracts can extend over one or more accounting periods, revision in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts become known. An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable.

         The current asset, "costs and estimated earnings in excess of billings on uncompleted contracts", represents costs and estimated earnings in excess of amounts billed on respective uncompleted contracts at the end of each period.

         The current liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings which exceed costs and estimated earnings on respective uncompleted contracts at the end of each period.

     The Company elected not to recognize any portion of the revenue associated with any contract claims until the amounts recoverable can be accurately estimated. Claims are amounts in excess of the agreed contract price which the Company seeks to collect for customer caused delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved.

     NY's operations are substantially controlled by Mr. Polito since he owns a majority of the outstanding shares of the Company which in turn is the parent company of NY and may be considered the beneficial owner of NY. Mr. Polito is also a 100% shareholder of R.S.J.J. Realty Corp. ("RSJJ"). RSJJ leases the administrative office space to NY at a cost of $20,000 per month pursuant to a signed lease agreement expiring on March 31, 1998, which has been extended through December 31, 1998.

     NY plans to continue to undertake projects as a subcontractor, but will focus on obtaining projects as a general contractor in both the public and private sectors. NY will be responsible for performance of the entire contract, including the work done by subcontractors. Accordingly, NY may be subject to substantial liability if a subcontractor fails to perform as required. Also there may be unanticipated difficulties in hiring and overseeing subcontractors that NY is currently not aware of. NY requires bonding from a New York licensed bonding Company in order to bid on projects as a general contractor.

     Though NY does not believe its business is seasonal, its operations are generally slow in the winter months due to the decrease in worker productivity because of weather conditions. Accordingly, NY may experience a seasonal pattern in its operating results with lower revenue in the third quarter of each fiscal year. Interim results may also be affected by the timing of bid solicitation, the stage of completion of major projects and revenue recognition policies.

     In order to obtain bonding, in addition to credit checks and other due diligence disclosure requirements bonding companies require NY receiving bonding to have certain amounts of capital and liquid assets, which will base the amount of bonding it will issue based on a formula, devised by each individual bonding Company, which primarily takes into account NY's capital and liquid assets. In order for NY to obtain and maintain bonding, it must adhere to the requirements stipulated in the bonding agreements which vary with each bonding Company. The bonding costs for each bond are incorporated in the contract price of each job. These costs are carried as a line item in the requisition and paid by the customer. Any monies taken from the working capital for this purpose will be replaced as the monthly requisition payments are received from the customer. Bonding requirements vary depending upon the nature of the projects to be performed. NY anticipates paying a fee to bonding companies of between 1 1/4% to 3 1/2% of the amount of the contracts to be performed. Since these fees are generally payable at the beginning of a project, NY must maintain sufficient working capital to satisfy the fee prior to receiving from the project.

Six months ended December 31, 1997 as compared to the Six months ended December 31, 1996

         Contract revenues for the six months ended December 31, 1997 and 1996 amounted to $12,269,286 and $5,806,441, respectively. This net increase amounting to $6,462,845 or approximately 111% is a direct result of the Company's backlog as of June 30, 1997 which amounted to approximately $6,088,000. This backlog amount represents the contracts the Company had entered into during the latter part of its June 30, 1997 fiscal year. During the six months ended December 31, 1997, the Company has obtained no new contracts but has obtained additional change orders to previous contracts amounting to approximately $10,744,852. As of December 31, 1997, the Company's backlog amounted to approximately $3,227,000. Backlog represents the amount of revenue the company expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements which work has not yet begun.

         The Company's gross profit for the six months ended December 31, 1997 and 1996 amounted to 18% to 29%. The decrease in gross profit represents estimated cost adjustments on certain contracts and shut down costs on jobs which have been halted or completed.

         General and administrative expenses have increased by $82,811 or 6% to $1,448,402 for the six months ended December 31, 1997 from $1,365,591 for the six months ended December 31, 1996. The increase in general administration costs are mainly attributable to an overall increase of the Company's administrative salaries associated with the material amount increase in contract revenue and general corporate overhead.

         As of December 31, 1997, the Company's allowance for doubtful accounts amounts to $2,159,000 against its contract receivable. In management's opinion, the allowance for doubtful accounts at December 31, 1997, will be sufficient to absorb any losses that may be sustained from settlements. For the six months ended December 31, 1997 and 1996, the Company had one and three unrelated customers respectively, which accounted for approximately 45% and 85% of total revenues. As of December 31, 1997 approximately 75% of contracts and retainage receivables are due from two customers.

         For the three and six months ended December 31, 1997, the Company recorded an estimated income tax expense of $85,610 and $212,768, respectively. For the six months ended December 31, 1996, no income tax expense was recorded by the Company as a result of its then net operating tax carryforward which was subsequently utilized. The income tax expense for the three and six months ended December 31, 1997 is primarily from the net income generated by NY.

Year ended June 30, 1997 as compared to the year ended June 30, 1996

         Contract revenues for the years ended June 30, 1997 and 1996 amounted to $15,455,699 and $7,091,396, respectively. This net increase of $8,364,303, or approximately 118%, is a direct result of the Company's $17,943,400 backlog as of June 30, 1996. This backlog amount represents the contracts the Company entered into during the latter part of its June 30, 1996 fiscal year. During the year ended June 30, 1997, the Company obtained new contracts and change orders to previous contracts aggregating to approximately $3,600,347. Included in contract revenues are revenues from joint venture profit sharing agreements on certain projects. Joint venture revenues for the year ended June 30, 1997 totaled $0 as compared to the year ended June 30, 1996 wherein same totaled $200,000. Accordingly, revenues for the year ended June 30, 1997 from the Company's core business, construction contracts, increased by approximately $8,564,000 as compared to the year ended June 30, 1996. As of June 30, 1997, the Company's backlog amounted to approximately $6,100,000. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements for which work has not yet commenced. The Company's gross profit for the years ended June 30, 1997 and 1996 has remained constant between 27% and 28%.

         For the years ended June 30, 1997 and 1996, the Company purchased from Waldorf approximately $0 and $180,333, respectively, of the materials and labor necessary to perform fabrication services. Effective August 1, 1995, Waldorf ceased operations. Waldorf is under the common control of the Company's majority stockholder and President. Lastly, for the years ended June 30, 1997 and 1996, the Company paid $371,321 and $622,050, respectively, to MD for materials and labor necessary to perform steel erection services. MD is a wholly owned subsidiary of Corp. In November 1996, MD ceased operations, and the Company began purchasing material and labor from unrelated third party steel fabricators. At June 30, 1997, the Company owed MD $62,606, principally for advances in connection with the above services: such amounts are non-interest bearing and are due on demand.

     General and administrative expenses have increased by $221,302, or 10%, to $2,342,309 for the year ended June 30, 1997, from $2,121,007 for the year ended June 30, 1996. The increase in general administration costs is mainly attributable to an overall increase in the Company's administrative salaries associated with the material amount of increase in contract revenue and general corporate overhead.

         As of June 30, 1997, the Company increased its allowance for doubtful accounts to $2,287,000 against its contract receivables. The bad debt expense associated with the increase in allowance amounted to $1,287,000. The Company increased its allowance for doubtful accounts based on a review of the factors surrounding certain mechanic's liens filed for certain projects and an estimate of the future income of other projects for which no mechanic's liens have been filed. In management's opinion, the allowance for doubtful accounts at June 30, 1997 will be sufficient to absorb any losses which may be sustained from a settlement with this and other customers. For the years ended June 30, 1997 and 1996, the Company had three unrelated customers, which accounted for approximately 86% and 62%, respectively, of total revenues. As of June 30, 1997 and 1996, approximately 83% and 89%, respectively, of contracts and retainage receivables are due from four and three customers respectively.

Liquidity and Capital Resources

         At December 31, 1997, the Company's working capital amounted to $7,445,671. Net cash provided by operating activities amounted to $863,743 for the six months ended December 31, 1997. For the six months ended December 31, 1996, the net cash used for operating activities amounted to $146,475. With regards to financing activities, the Company used $467,085 of cash for the six months ended December 31, 1997. Such cash was used primarily for repayments and advances to affiliates and related parties.

         As of December 31, 1997, the Company owes approximately $1,786,677 of payroll taxes. Although, as of December 31, 1997, the Company has not entered into any formal repayment agreements with the respective tax authorities, it has been making payments based on oral agreements.

     As of December 31, 1997, NY filed various mechanics liens on certain projects totaling $16,919,542. In November 1997, the NY entered into an agreement with the Iron Workers Local 40,361 and 417 Joint Security Funds "The Union" in order to liquidate $1,750,000 owed relating to unpaid benefits. NY agreed to pay $75,000 by January 1998 and at least $25,000 monthly commencing March 1, 1998 with interest at 9.5% per annum. As collateral, NY assigned its retainage receivable from a certain project as well as $1,750,000 of its related mechanics lien. Upon any funds being released or paid under such mechanics lien, The Union will be repaid any balance owed in full before NY may receive any funds. NY will receive credit for any payments received by The Union related to the assigned portion of the mechanics lien.

         In February 5, 1998, NY agreed to issue 106,667 shares of its common stock to the Company as consideration to the Company for issuing shares of its own stock to RSJJ in consideration for payment in full of the rent due by NY to RSJJ for the period from January 1, 1998 to December 31, 1998. The value of the shares issued will be recorded at their estimated market value at the date of issuance of $2.12 per share, with a 50% discount due to the restricted nature of the stock.

         During February 1998, the Company authorized the issuance of 250,000 shares of its common stock pursuant to its Senior Management Incentive Plan. Of the 250,000 shares, 150,000 will be issued to the Company's President, 25,000 the Company's Secretary, and 25,000 to the Company's Treasurer. The remaining 50,000 shares will be issued to consultants to the Company. The Company also authorized the filing of an amended Form S-8 Registration Statement filed during February 1997 to reflect the increase to 2,000,000 shares which may be issued under the plan and the registration of the above shares.

         During January 1998, the Company raised a net of $450,000 after a 10% commission, in connection with a private placement to fund the Worldwide and Falcon Chad SA operations, from the sale of $500,000 of convertible debentures. Such debentures are due January 30, 2000 with interest accruing at 8% per annum. Holders of the debentures are entitled to convert the entire face of the debentures plus accrued interest, at the lesser of a) 100% of the 5-day average closing bid price, for the 5 trading days immediately preceding the closing date of the offering (February 3, 1998) or b) 75% of the 5-day average closing bid price for the 5 trading days immediately preceding the date of conversion. The Company agreed to file a Registration Statement covering the shares of common stock to be issued upon conversion of the debentures, and if not declared effective within 90 days following the closing of the offering, then there shall be a decrease of the conversion ratios by 2.5% per 30 day period or portion thereof pro rata, until the Registration Statement has been declared effective. In addition, the purchasers of the debentures received warrants to purchase an aggregate of 100,000 shares of common stock, 50,000 shares at an exercise price of $1.125 per share and 50,000 shares at $1.41 per share. The funds are being loaned to Worldwide and Falcon Chad SA to commence operations in Chad.

                                   MANAGEMENT

Officers and Directors.

     The names, ages, and positions of the Company's executive Officers and Directors are as follows:

                                                                                        Position with the
Name                                                          Age                       Company

Joseph M. Polito                                              63                        President and Director
Ronald J. Polito                                              38                        Secretary and Director
Steven J. Polito                                              35                        Treasurer and Director
Ronald Murphy                                                 __                        Director
Marvin Weinstein                                              66                        Director


         All Directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Vacancies on the Board of Directors may be filled by the remaining Directors. Officers are elected annually by, and serve at the discretion of the Board of Directors. There are no family relationships between or among any Officers or Directors of the Corporation, except that Joseph M. Polito is the father of both Steven and Ronald Polito. The Company has an audit committee and compensation committee, both of which include the outside directors and Ronald Polito as the inside director. Philip Neilson resigned as a director of both the Company and NY, as of January 23, 1998 and February 10, 1998, respectively. The board appointed Ronald Murphy as outside director.

     Joseph M. Polito has been the President and a Director of the Company since its inception in 1990 and prior to April 1994 was the sole shareholder of the Company. Mr. Polito has been the president and Director of Corp. since April 1994. Mr. Polito oversees the running of all of the Company's operations. Since December 1990, Mr. Polito has been the president and sole Director and shareholder of One Carnegie Court Associates, Inc. ("One Carnegie"), a wholly owned subsidiary of Corp. Since 1988, Mr. Polito has been a 50% shareholder of Crown Crane, Ltd., a company which leases cranes for construction projects. Since 1986, Mr. Polito has been the president and 100% shareholder of Atlas Gem Leasing, Inc., a company which leases generators and other construction equipment. Mr. Polito has also been the president and sole Director and shareholder of Waldorf since 1990. Before it ceased operating in August 1995, Waldorf fabricated steel and sold same to the Company. Since 1983, Mr. Polito has been the president and 100% shareholder of RSJJ, a company which owns and leases real property.

     Since 1976, Mr. Polito has been a member of the Allied Building Metal Industries, Inc. ("ABMII"), a trade association which has the authority to negotiate with the unions in order to better the construction industry. He was the president of same from 1992 until 1993. Since approximately 1987, Mr. Polito has been the Chairman of the Steel Institute of New York, a trade association similar to the ABMII. From the mid-1980's to the mid-1990's, Mr. Polito was a member of the Building Trades Association Joint Safety Committee. Since the mid-1970's, Mr. Polito has been a member of the of the International Union of Structural Ironworkers, locals 40, 361, and 417. He has been Co-Chairman of this organization since the early 1990's.

     Ronald J. Polito has been the Secretary and a Director of the Company since its inception in 1990. From its inception in 1990 until March 1995, he was also the treasurer of the Company. He has been the secretary and a Director of Corp. since April 1994. Mr. Polito oversees the daily progress on all projects and analysis of the final costs and profits of jobs completed and the preparation and bidding on new projects. Since 1985, Mr. Polito has been the secretary of Gem Steel. Since December 1990, Mr. Polito has been the secretary of One Carnegie and Waldorf. Since 1983, Mr. Polito has been the secretary of RSJJ. Mr. Polito received a Bachelor of Science Degree in Civil Engineering from Brooklyn Polytechnical Institute in 1981. He is the son of Mr. Joseph M. Polito.

     Steven J. Polito was elected Treasurer of the Company in March 1995. He had previously been a Project Manager and has been a Director of the Company since its inception in 1990. Mr. Polito oversees the daily operations for projects in process and projects completed, including purchasing and leasing of materials and machinery and the distribution of labor. Mr. Polito has been treasurer of Corp. since March 1995 and a Director of Corp. since April 1994. Since 1988, Mr. Polito has been the treasurer of Gem Steel. Since 1988, Mr. Polito has been the treasurer of One Carnegie, Waldorf, and RSJJ. From 1988 until April 1994, Mr. Polito worked as a Project Manager of Atlas Gem, a company which furnished and erected steel structures. He is the son of Mr. Joseph M. Polito.

     Marvin Weinstein was elected Director of the Company in June 1995. Mr. Weinstein was the President and sole shareholder of M. Weinstein Associates from 1988 to 1996. This company provided consulting services to the companies in the steel industry. Mr. Weinstein retired in 1996. The Company did not engage M. Weinstein Associates to provide any consulting services to the Company.

     Ronald Murphy was appointed by the board as a Director of the Company in February 1998. Since 1997, Mr. Murphy has been a private investigator. From 1993 to 1996, Mr. Murphy was a field operations supervisor for The Steel Institute of New York, where he investigated job sites in the New York Metropolitan Area, ensuring compliance with construction and Occupational Safety and Health Administration standards. From 1988 to 1993 Mr. Murphy was the office manager of Crown Crane.

Significant Employees

     Richard Miller is President, Chief Executive Officer, and a Director of Falcon Chad SA, a corporation 80% owned by Worldwide Construction Limited, a wholly owned subsidiary of the Company. Falcon Chad SA was formed in January 1998 to provide trucking services in Chad, a country in Africa. Commencing in July 1997, and prior to joining Falcon Chad in November 1997, Mr. Miller was a consultant to the Company regarding overseas business ventures. From 1992 until 1995, Mr. Miller was Director of Construction and Engineering for Z.E.C., Inc. in Riyadh, Saudi Arabia, a engineering and construction management company which oversees projects for the Saudi Arabian military. From 1982-1992, Mr. Miller was President, Chief Executive Officer, and a Director of Management International Services SA.

     John G. Bauer has been the chief administrative officer (a non-executive position) of the Company since February 1995. Since its inception in March 1992, Mr. Bauer has been the President and a Director of Dynamic Construction Consulting, Inc. ("Dynamic"), a company of which Mr. Bauer was the founder. Dynamic provides construction management and consulting services to the Company and other companies. From July 1988 to March 1992, Mr. Bauer was a Vice President of Tishman Construction Corp. of N.Y., a construction company.

     Michael Panayi has been a structural engineer for the Company since its commencement of operations in June 1993. From 1987 to 1993, Mr. Panayi was a structural engineer for Atlas Gem.

     William J. Kubilus, a professional estimator in the field of general contracting and subcontracting since 1966, joined the Company in 1996 to provide estimating expertise for Corp.'s general contracting and subcontracting bids. Prior to joining the Company, from 1993 to 1996, Mr. Kubilus was an estimator for Lazzinarro General Contracting. From 1989 to 1993, he was an estimator for NICO Construction.

     As permitted under New York Corporation Law, the Company's certificate of incorporation eliminates the personal liability of the Directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as Directors. As a result of the inclusion of such provision, stockholders may be unable to recover damages against Directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against Directors and other types of shareholder litigation.

                             EXECUTIVE COMPENSATION
                 Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, paid by NY, the Company's subsidiary, during the years ended June 30, 1997, 1996 and 1995.

                                                Summary Compensation Table
                                                    Annual Compensation

     (a)                    (b)         (c)        (d)               (e)                             (f)                       (g)
Name                                                                 Restricted
and Principal                                                        Other Annual              Stock                     Options/
Position                   Year    Salary ($)       Bonus ($)        Compensation ($)          Awards ($) (1)             SARS (#)
------------------         ----    ----------       ---------        ----------------          --------------             --------

Joseph M. Polito           1997     $330,000              -          $  68,642(2)               $175,000 (2)             500,000 (3)
President and              1996      300,000              -            111,911(2)                 93,750 (4)
Director                   1995      378,000              -             68,200(2)                  -                     25,000 (5)

Ronald Polito              1997     $118,800              -          $  17,194 (6)                $4,375 (7)             100,000
Secretary and              1996      125,000              -             15,144 (6)                 -                          -
Director                   1995      121,000              -             21,200 (6)                 -                          -

Steven Polito              1997       $86,580             -          $   8,572 (8)                $4,375 (7)              75,000
Treasurer and              1996        94,000                               -                      8,275 (8)                  -
Director                   1995        91,575             -              9,900 (8)                 -                          -


     (1) At the end of the fiscal year, Joseph M. Polito held 4,497,156 shares of Restricted Stock valued at $5,059,301. Ronald Polito and Steven Polito each held 2,500 shares of Restricted Stock valued at $2,812.50. Valuations are based on the closing bid price of Common Stock ($1.125) on June 30, 1997, as reported by a market maker.

     (2) Includes (i) the payment of premiums on a life insurance policy of $10,722, $54,362, and $46,000 for the years ended June 30, 1997, 1996, and 1995, respectively; (ii) the payment of travel expenses of $50,000, $50,000, and $22,200 for the years ended June 30, 1997, 1996, and 1995, respectively; and
(iii) the payment of an automobile lease of $7,920 and $7,549 for the years ended June 30, 1997 and 1996. See "-Employment and Consulting Agreements."

     (3) Represents (i) 100,000 shares of Common Stock issued as a bonus in December 1996 under the Company's 1994 Senior Management Incentive Plan; (ii) options to purchase 400,000 shares of Company Common stock under the Company's Stock Option Plan, exercisable at $1.925 per share (which is 110% of the market price of same on December 2, 1996); and (iii) options to purchase 125,000 shares of common stock of NY at $1.10 per share, all of which options have been exercised and 60,000 shares exercised which have been resold. See "-1994 Senior Management Incentive Plan." Valuation on the 100,000 restricted shares is based on the closing bid price of Common Stock ($1.75) on December 2, 1996, as reported by a market maker.

     (4) Based on the closing bid price of Common Stock ($.625) on August 15, 1995, as reported by a market maker. As a bonus upon completion of NY's initial public offering, Mr. Polito was issued 150,000 shares of Common Stock subject to a vesting whereby 50,000 shares vested upon issuance; 50,000 vested on August 15, 1996; and 50,000 vested on August 15, 1997. All of these shares have vested and have been issued.

     (5) In accordance with his employment agreement, Mr. Polito received options to purchase 25,000 shares of common stock of NY at $5.50 per share. These shares vested over a three year period. See "-Employment and Consulting Agreements".

     (6) Includes (i) payments on the lease of an automobile of $5,416, $5,416, and $8,000 for the years ended June 30, 1997, 1996, and 1995, respectively; (ii) the payment of premiums on a term life insurance policy of $8,510, $4,684, and $5,800 for the years ended June 30, 1997, 1996, and 1995, respectively; and
(iii) a travel allowance of $12,705, $2,971, and $7,400 for the years ended June 30, 1997, 1996, and 1995, respectively.

     (7) Reflect the value of the ownership of 2,500 shares of Common Stock at $1.125, the market price on June 30, 1997.

     (8) Includes (i) the payment of an automobile lease of $5,304, $5,304, and $6,700 for the years ended June 30, 1997, 1996, and 1995, respectively; and (ii) a travel allowance of $3,268, $2,971, and $3,200 for the years ended June 30, 1997, 1996, and 1995, respectively.

Stock Options

  The following table sets forth certain information concerning the grant of stock options made during the year ended June 30, 1997 under the Company's 1994 Senior Management Incentive Plan.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

====================================================================================================================================
                                                 Individual Grants
------------------------------------------------------------------------------------------------------------------------------------
             (a)                            (b)                      (c)                      (d)                      (e)
                                                             % of Total Options/SAR's Granted to Employees in Fiscal Year
                                 # of Securities underlying
                                 Options/SARs Granted(1)
                                                                                     Exercise or Base Price ($/share)
             Name                                                                                                Expiration Date
------------------------------------------------------------------------------------------------------------------------------------

Joseph M. Polito                          400,000                   69.56%                  $1.925               December 1, 2001

Ronald J. Polito                          100,000                   17.39%                   $1.75               December 1, 2001

Steven J. Polito                          75,000                    13.04%                   $1.75               December 1, 2001
====================================================================================================================================

         (1) Represents incentive stock options granted under the Company's 1994 Senior Management Incentive Plan (the "Management Plan"). Options granted under this Management Plan are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. Under the terms of the Management Plan, options may be granted to Officers, key employees, Directors, and consultants of the Company for a maximum term of 10 years. Options granted to Directors who are not officers or employees, or to consultants, do not qualify as incentive stock options. The option price per share may not be less than the fair market value of the Company's shares on the date the option is granted. However, options granted to persons owning more than 10% of the Company's Common Stock may not have a term in excess of five years and may not have an option price of less than 110% of the fair market value per share of the Company's shares on the date the option is granted.

         The following table contains information with respect to employees of the Company concerning options held as of June 30, 1997:


                AGGREGATE OPTION/SAR EXERCISE IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

==================================================================================================================================

             (a)                         (b)                     (c)                       (d)                      (e)
----------------------------------------------------------------------------------------------------------------------------------

                                                                                                              Value of Unexercised
                                                                                Number of Unexercised         In-The-Money Options/
                                                                                Options/SAR's at FY-End       SAR's at FY-End($)
                                                                                Exercisable/Unexercisable     Exercisable/
                                                                                                              Unexercisable
                                                                 Value
                                Shares Acquired on Exercise      Realized($) (1)
            Name
----------------------------------------------------------------------------------------------------------------------------------

Joseph M. Polito                       125,000                   $ 0                    275,000/0                 0/0 (2)
Ronald J. Polito                          0                       0                     100,000/0                 0/0 (3)
Steven J. Polito                          0                       0                     75,000/0                  0/0 (3)

==================================================================================================================================

     (1) Based upon the average bid and asked prices for such Common Stock on June 30, 1997 ($1.125), as reported by a market maker.

     (2) Since the options are exercisable at $1.925, there is no value to such options as of June 30, 1997.

     (3) Since the options registered to Ronald and Steven Polito under the February 1997 S-8 are exercisable at $1.75, there is no value to such options as of June 30, 1997.

Employment and Consulting Agreements

     Joseph M. Polito entered into an employment agreement with NY on April 4, 1995, wherein Mr. Polito agreed to devote 80% of his business time to the affairs of NY. The agreement is for a term of approximately three years and expires June 30, 1998. Pursuant to the terms of the agreement, Mr. Polito is to receive a salary of $300,000 per annum until June 30, 1996, with 10% yearly escalations subject to adjustment by the Board of Directors. Mr. Polito is also to receive a yearly non-accountable expense allowance of $50,000. Under NY's 1994 Senior Management Incentive Plan, Mr. Polito received stock options to purchase 25,000 shares of Common Stock at $5.50 per share, vesting at the rate of 7,500 in each of April 1996 and 1997 and 10,000 in April 1998. Mr. Polito also has the right to receive a yearly bonus equal to five percent (5%) of the first $1,000,000, upon reaching $1,000,000 and five percent (5%) of the next $500,000, upon reaching $1,500,000 and five percent (5%) after $1,500,000, of all the pre-tax profits of NY. NY shall pay to Mr. Polito a monthly draw of $10,000 against the bonus. Pursuant to the agreement, NY also shall pay the premiums on a $3,500,000 life insurance policy for the benefit of individuals as directed by Mr. Polito. The estimated yearly premium for same is $80,000. The agreement restricts Mr. Polito from competing with NY for a period of one year after the termination of his employment. The agreement provides for severance compensation to be paid to Mr. Polito if his employment with NY is terminated or if there is a decrease in responsibilities or duties following a change in control of NY. The severance compensation shall be made in one payment equal to three times the aggregate annual compensation paid to Mr. Polito during the preceding calendar year.

         In June 1995, the Company issued Marlowe & Company ("Marlowe") 500,000 shares of Common Stock pursuant to the terms of a consulting agreement. 250,000 of such shares were issued immediately, and 250,000 were held in escrow by Alan Berkun, counsel for Marlowe, a National Association of Securities Dealers, Inc. member broker-dealer of which Alan Berkun is the president and principal stockholder, pending the Company's securities being quoted on the Nasdaq SmallCap Stock Market. The sale of the 500,000 shares was registered pursuant to a Registration Statement on Form S-8 filed by the Company on June 11, 1995. In addition to the shares issued, the consulting agreement provided for the payment of a consulting fee of $4,000 per month for six months commencing June 1995 as additional compensation. This monthly fee was not paid. Pursuant to the terms of the consulting agreement, in addition to consulting services, Marlowe was required to utilize its best efforts to raise a minimum of $750,000 for the Company upon the Company's securities being quoted on Nasdaq. No funds were raised by Marlowe for the Company. All 500,000 shares were resold pursuant to the S-8 registration statement filed by Alan Berkun on behalf of the Company. On August 1, 1996, the Company amended its June 1995 agreement with Marlowe and agreed to issue an additional 250,000 shares of Common Stock to Marlowe: these shares were issued on October 10, 1996 and resold pursuant to Regulation S under the Act. Alan Berkun acted as special counsel for the Company regarding these transactions.

     Steven and Ronald Polito receive annual salary compensations of $94,000 and $125,000, respectively, from NY: these compensation levels commenced in March 1995 and April 1994, respectively. Both individuals also receive a car allowance equal to the monthly lease payments on their automobiles and the payment of premiums on life insurance policies for which they choose their beneficiaries. Neither individual has entered into an employment agreement with NY or the Company.

     In December 1996, the Company entered into a Consulting Agreement with Bernard Tapie, a Paris based consultant. Mr. Tapie agreed to offer his services in the development of business relations for the Company in Asia, the Middle East, Europe, and Africa. The Company agreed to pay a monthly retainer of $12,000. The Company subsequently assigned the Agreement, as provided for in the Agreement, to Philip Hababav, and is no longer bound under said agreement.

1994 Senior Management Incentive Plan

         In December 1994, the Board of Directors adopted the 1994 Senior Management Incentive Plan (the "Management Plan"). This plan was adopted by shareholder consent also. The Management Plan provides for the issuance of up to 2,000,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive Officers and other key employees of the Company. In December 1996, the Company issued 575,000 stock options to Messrs. Joseph, Ronald, and Steven Polito as follows: Mr. Polito received an option to purchase 400,000 shares of Common Stock (he exercised the option and purchased 125,000 shares in March 1997 and shortly thereafter sold 60,000 of said shares); Steven Polito received an option to purchase 100,000 shares of Common Stock; and Ronald Polito received an option to purchase 75,000 shares of Common Stock. In February 1998, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 25,000 shares to each of Ronald Polito, Steven Polito, Richard Miller and a consultant.

     The adoption of the  Management  Plan was prompted by the Company's  desire
(i) to attract and retain qualified personnel, whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential, by encouraging those persons to acquire equity in the Company; and
(ii) to provide the Board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding executive Officers, key employees, and consultants without unnecessarily depleting the Company's cash reserves. The Management Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer executives, key employees, and consultants a personal interest in the Company's growth and success through the grant of stock options and/or other rights pursuant to the Management Plan. It is contemplated that only those executive management employees (generally the Chairman of the Board, Vice Chairman, Chief Executive Officer, Chief Operating Officer, President, and Vice President of the Company), key employees, and consultants who perform services of special importance to the Company will be eligible to receive compensation under the Management Plan. A total of 2,000,000 shares of Common Stock are reserved for issuance under the Management Plan.

         Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if such a committee is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as "the Administrator"). Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine (i) the recipients of the awards; (ii) the nature of the awards to be granted; (iii) the dates such awards will be granted;
(iv) the terms and conditions of the awards; and (v) the interpretation of the Management Plan, except that any award granted to any employee of the Company who is also a Director of the Company shall also be subject - in the event the persons serving as members of the Administrator of the Management Plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 (" Rule 16b-3") promulgated under the Exchange Act - to the approval of an auxiliary committee consisting of not less than two individuals who are considered "disinterested persons" as defined under Rule 16b-3. As of the date hereof, the Company has not yet determined who will serve on such auxiliary committee, if one is required.

         The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted shall become exercisable in full upon certain "change of control" events as described in the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares, and price per share of stock subject to outstanding rights or options. Generally, the Management Plan may be amended by action of the Board of Directors, except that any amendment which (i) would increase the total number of shares subject to such plan; (ii) extend the duration of such plan; (iii) materially increase the benefits accruing to participants under such plan; or (iv) change the category of persons who can be eligible for awards under such plan, must be approved by the affirmative vote of a majority of the shareholders entitled to vote. The Management Plan permits awards to be made thereunder until November 2004.

     Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan. The Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights), and restricted stock purchase agreements (as described below).

     Stock Options. Options granted under the Management Plan may be either incentive stock options ("ISOs") or options which do not qualify as ISOs ("non-ISOs"). ISOs may be granted at an option price of not less than 100% of the fair market value of the Common Stock on the date of grant, except that an ISO granted to any person who owns capital stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company ("10% stockholder") must be granted at an exercise price of at least 110% for the fair market value of the Common Stock on the date of the grant. The exercise price of the non-ISOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. Unless the Administrator determines otherwise, no ISO or non-ISO may be exercisable earlier than one year from the date of grant. ISOs may not be granted to persons who are not employees of the Company. ISOs granted to persons other than 10% stockholders may be exercisable for a period of up to ten (10) years from the date of grant; ISOs granted to 10% stockholders may be exercisable for a period of up to five years from the date of grant. No individual may be granted ISOs that become exercisable in any calendar year for Common Stock having a fair market value at the time of grant in excess of $100,000. Non-ISOs may be exercisable for a period of up to thirteen (13) years from the date of grant.

     Payment for shares of Common Stock purchases pursuant to exercise of stock options shall be paid in full in (i) cash, (ii) by certified check, or, (iii) at the discretion of the Administrator by shares of Common Stock having a fair market value equal to the total exercise price or (iv) by a combination of the above. The provision that permits the delivery of already owned shares of stocks as payment for the exercise of an option may permit "pyramiding." In general, pyramiding enables a holder to start with as little as one share of common stock and, by using the shares of common stock acquired in successive, simultaneous exercises of the option, to exercise the entire option, regardless of the number of shares covered thereby, with no additional cash or investment other than the original share of common stock used to exercise the option.

     Upon termination of employment or consulting services, an optionee will be entitled to exercise the vested portion of an option for a period of up to three months after the date of termination, except that if the reason for termination was a discharge for cause, the option shall expire immediately, and if the reason for termination was for death or permanent disability of the optionee, the vested portion of the option shall remain exercisable for a period of twelve
(12) months thereafter.

     Incentive Stock Rights. Incentive stock rights consist of incentive stock units equivalent to one share of Common Stock in consideration for services performed for the Company. Each incentive stock unit shall entitle the holder thereof to receive, without payment of cash or property to the Company, one share of Common Stock in consideration for services performed for the Company or any subsidiary by the employee, subject to the lapse of the incentive periods, whereby the Company shall issue such number of shares upon the completion of each specified period. If the employment or consulting services of the holder with the Company terminate prior to the end of the incentive period relating to the units awarded, the rights shall thereupon be null and void, except that if termination is caused by death or permanent disability, the holder or his/her heirs, as the case may be, shall be entitled to receive a pro rata portion of the shares represented by the units, based upon that portion of the incentive period which shall have elapsed prior to the holder's death or disability.

     Stock Appreciation Rights (SARs). SARs may be granted to recipients of options under the Management Plan. SARs may be granted simultaneously with, or subsequent to, the grant of a related option and may be exercised to the extent that the related option is exercisable, except that no general SAR (as hereinafter defined) may be exercised within a period of six months of the date of grant of such SAR, and no SAR granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the ISO. A holder may be granted general SARs ("General SARs") or limited SARs ("Limited SARs"), or both. General SARs permit the holder thereof to receive an amount (in cash, shares of Common Stock, or a combination of both) equal to the number of SARs exercised multiplied by the excess of the fair market value of the Common Stock on the exercise date over the exercise price of the related option. Limited SARs are similar to General SARs, except that, unless the Administrator determines otherwise, they may be exercised only during a prescribed period following the occurrence of one or more of the following "Change of Control" transaction: (i) the approval of the Board of Directors of consolidation or merger in which the Company is not the surviving corporation, the sale of all of substantially all the assets of the Company, or the liquidation or dissolution of the Company; (ii) the commencement of a tender or exchange offer for the Company's Common Stock (or securities convertible into Common Stock) without the prior consent of the Board; (iii) the acquisition of beneficial ownership by any person or other entity (other than the Company or any employee benefit plan sponsored by the Company) of securities of the Company representing 25% or more of the voting power of the Company's outstanding securities; or (iv) if during any period of two years or less, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election, or the nomination for election, of each new director is approved by at least a majority of the directors then still in office.

     The exercise of any portion of either the related option or the tandem SARs will cause a corresponding reduction in the number of shares remaining subject to the option or the tandem SARs, thus maintaining a balance between outstanding options and SARs.

     Restricted Stock Purchase Agreements. Restricted Stock purchase agreements provide for the sale by the Company of shares of Common Stock at prices to be determined by the Board, which shares shall be subject to restrictions on disposition for a stated period during which the purchaser must continue employment with the Company in order to retain the shares. Payment must be made in cash. If termination of employment occurs for any reason within six months after the date of purchase, or for any reason other than death or by retirement with the consent of the Company of the Company after the six-month period but prior to the time that the restrictions on disposition lapse, the Company shall have the option to reacquire the shares at the original purchase price.

     Restricted shares awarded under the Management Plan will be subject to a period of time designated by the Administrator (the "restricted period") during which the recipient must continue to render services to the Company before the restricted shares will become vested. The Administrator may also impose other restrictions, terms and conditions that must be fulfilled before the restricted shares may vest.

     Upon the grant of restricted shares, stock certificates registered in the name of the recipient will be issued and such shares will constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote the restricted shares and to receive all regular cash dividends (and such other distributions as the Administrator may designate), if any, which are paid or distributed on the restricted shares and, generally, to exercise all other rights as a holder of Common Stock, except that, until the end of the restricted period; (i) the holder will not be entitled to take possession of the stock certificates representing the restricted shares and (ii) the holder will not be entitled to sell, transfer or otherwise dispose of the restricted shares. A breach of any restrictions, terms, or conditions established by the Administrator with respect to any restricted shares will cause a forfeiture of such restricted shares.

     Upon expiration of the applicable restriction period and the satisfaction of any other applicable conditions, all or part of the restricted shares and any dividends or other distributions not distributed to the holder (the "retained distributions") thereon will become vested. Any restricted shares and any retained distributions thereon which do not so vest will be forfeited to the Company. If prior to the expiration of the restricted period a holder is terminated without cause or because of a total disability (in each case as defined in the Management Plan), or dies, then, unless otherwise determined by the Administrator at the time of the grant, the restricted period applicable to each award of restricted shares will thereupon be deemed to have expired. Unless the Administrator determines otherwise, if a holder's employment terminates prior to the expiration of the applicable restricted period for any reason other than as set forth above, all restricted shares and any retained distributions thereon will be forfeited.

     Accelerating of the vesting of the restricted shares shall occur, under the provisions of the Management Plan, on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Company of an "Approved Transaction"; (b) a "Control Purchase"; or (c) a "Board Change."

     An "Approved Transaction" is defined as (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock will be converted into cash, securities, or other property other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger; or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Company.

     A "Control Purchase" is defined as circumstances in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation, or other entity (other than the Company or any employee benefit plan sponsored by the Company) (A) shall purchase any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities).

     A "Board Change" is defined as circumstances in which, during any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office.

1994 Employee Stock Option Plan

         In December 1994, the Board of Directors adopted the 1994 Senior Employee Incentive Plan (the "Employee Plan"). This plan was adopted by shareholder consent also. The Employee Plan provides for the issuance of up to 2,000,000 shares of the Company's Common Stock in connection with the issuance of stock options to key employees of the Company.

     The adoption of the Employee Plan was prompted by the Company's desire (i) to attract and retain qualified personnel, whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential, by encouraging those persons to acquire equity in the Company; and (ii) to provide the Board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding key employees, advisors, and independent consultants without unnecessarily depleting the Company's cash reserves. The Employee Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to offer employees a personal interest in the Company's growth and success through the grant of stock options. A total of 2,000,000 shares of Common Stock are reserved for issuance under the Employee Plan.

     Under the Employee Plan, options to purchase an aggregate of not more than 2,000,000 shares of Common Stock may be granted from time to time to key employees, advisors and independent consultants to the Company and its subsidiaries. It is anticipated that awards made under the Employee Plan will be subject to vesting periods, although the vesting periods are subject to the discretion of the Board of Directors or Administrator of the plan. If approved, awards under the Employee Plan may be made until January 1, 2004 when the Employee Plan terminates.

         The Employee Plan is to be administered by the Board of Directors. Subject to the specific provisions of the Employee Plan, the Administrator is generally empowered to (i) interpret the plan; (ii) prescribe rules and regulations pertaining thereto; (iii) determine the terms of the option agreements; (iv) amend them with the consent of the optionee; (v) determine the employees to whom options are to be granted; and (vi) determine the number of shares subject to each option and the exercise price thereof. The per share exercise price for incentive stock options ("ISOs") will not be less than 100% of the fair market value of a share of the Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO if the optionee owns more than 10% of the Common Stock of the Company).

     Options will be exercisable for a term determined by the Board which will not be less than one year. Options may be exercised only while the original grantee has a relationship with the Company or a subsidiary of the Company which confers eligibility to be granted options or up to ninety (90) days after termination at the sole discretion of the Board. In the event of termination due to retirement, the Optionee, with the consent of the Board, shall have the right to exercise his option at any time during the twelve (12) month period after such retirement. Options may be exercised up to twelve (12) months after death or total and permanent disability. In the event of certain basic changes in the Company, including a change in control of the Company (as defined in the Employee Plan) in the discretion of the Board, each option may become fully and immediately exercisable. ISOs are not transferable other than by will or the laws of descent and distribution. Options may be exercised during the holder's lifetime only by the holder or his or her guardian or legal representative.

         Options granted pursuant to the Employee Plan may be designated as ISOs, with the attendant tax benefits provided under Section 421 and 422A of the Internal Revenue Code of 1986. Accordingly, the Employee Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and its subsidiaries) may not exceed $100,000. The Board may modify, suspend, or terminate the Employee Plan, provided, however, that certain material modifications affecting the Plan must be approved by the shareholders, and any change in the Employee Plan that may adversely affect an optionee's rights under an option previously granted under the Employee Plan requires the consent of the optionee.

                            PRINCIPAL SECURITYHOLDERS

         The following table sets forth information as of February 25, 1998 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director; and (iii) all Officers and Directors as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares of Common Stock listed opposite his name.

                                                                                                Percent of
                                                                                                Common
                                                                      Number of                 Stock
         Name                                                         Shares                    Owned (1)

         Joseph M. Polito (1)(2)                                       4,962,156                64.8%
         c\o USABG Corp.
         53-09 97th Place
         Corona, New York  11368

         Steven Polito (3)                                                152,500               2.0%
         c\o USABG Corp.
         53-09 97th Place
         Corona, New York  11368

         Ronald Polito (4)                                                179,500               2.3%
         c\o USABG Corp.
         53-09 97th Place
         Corona, New York  11368

         Marvin Weinstein                                           --                            --
         c\o USABG Corp.
         53-09 97th Place
         Corona, New York  11368

         Ronald Murphy                                             --                             --
         c\o USABG Corp.
         53-09 97th Place
         Corona, New York  11368

         All Officers and Directors
         as a group (5 persons)(1)-(4)                                 5,142,156                65.3%
         ----------------------------------

     (1) Includes 192,000 shares of Common Stock issued in Febraury 1998 in exchange for 106,667 shares of NY's common stock. See "Business - Properties" and Certain Relationships and Related Transactions."

     (2) Includes 275,000 shares issuable upon the exercise of options which are presently vested and exercisable. Does not include (i) 10,000 shares issuable to Joseph M. Polito upon the exercise of options not presently vested; and (ii) an aggregate of 251,000 shares gifted by Joseph M. Polito, of which 81,000 shares were gifted to members of Joseph M. Polito's family (including 50,000 each to Ronald and Steven Polito) and 70,000 shares were gifted to employees of the Company, as of January 23,

     1995. Joseph M. Polito disclaims beneficial ownership of all shares transferred to his family members.

     (3 Includes 75,000 shares issuable to Steven Polito pursuant to options which have vested.

     (4 Includes 100,000 shares issuable to Ronald Polito pursuant to options which have vested.

                              SELLING STOCKHOLDERS

                  The following table sets forth certain information at February 10, 1998 and as adjusted to reflect the sale of the shares of Common Stock by the Selling Stockholders.

                                            Shares of
                                            Common Stock                                       Shares            Percentage of
Name & Address of                           Owned Prior                         Shares         Owned After       Shares Owned
Stockholder                                 to the Offering                     Offered        Offering          After Offering (1)
-----------------                           ----------------                    --------       ------------      ------------------
FT Trading (1)                              362,500                             362,500        0                 0
c\o Augustine Capital
Management, Inc.
141 W. Jackson Boulevard
Suite 2182, Chicago, IL 60604

Black Sea Investments Ltd. (2)              290,000                             290,000        0                 0
c\o Dempsey & co.
Cockburn House, Cockburn Town
Turks & Caicos BWI
-----------------------

     (1) Includes an estimated 306,944 shares upon conversion of the Debentures, subject to adjustment, based upon the conversion price of the Debenture and 55,556 shares issuable upon the exercise of the Warrants. See "Business - 1998 Private Placement," "Description of Securities - 8% Convertible Debentures" and "- Warrants."

     (2) Includes an estimated 245,556 shares upon conversion of the Debentures, subject to adjustment, based upon the conversion price of the Debenture and 44,444 shares issuable upon the exercise of the Warrants. See "Business - 1998 Private Placement," "Description of Securities - 8% Convertible Debentures" and "- Warrants."

Plan of Distribution for the Securities of the Selling Securityholders

     This Prospectus covers the offering of 652,500 shares of Common Stock, an estimated 562,500 issuable upon the conversion of the Debentures, subject to adjustment and 100,000 issuable upon exercise of the owned by the Selling Stockholders. See "Selling Stockholders." This Prospectus shall be delivered by said Selling Securityholders upon the sale of any securities by said holders. The shares of Common Stock and the shares of Common Stock issuable upon the exercise of such Warrants, may be sold, from time to time by the Selling Securityholders. Sales of such securities or even the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby. See "Risk Factors."

     The sale of the securities by the Selling Securityholders may be effected from time to time in negotiated transactions, at fixed prices which may be changed, and at market prices prevailing at the time of sale, or a combination thereof. The Selling Securityholders may effect such transactions by selling directly to purchasers or to or through broker-dealers which may act as agents or principals, including in a block trade transaction in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transactions or purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, or in ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of the securities, as applicable, for which such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Securityholders and any broker-dealers that act in connection with the sale of the shares of Common Stock and/or by the Selling Securityholders might be deemed to be "underwriters" within the meaning of Section 2(11) of the Act. In that connection, the Company has agreed to indemnify the Selling Securityholders and the Selling Securityholders has agreed to indemnify the Company, against certain civil liabilities including liabilities under the Act.

         At the time a particular offer of its securities is made by or on behalf of the Selling Securityholders, to the extent required, a prospectus supplement will be distributed which will set forth the number of shares of Common Stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for shares purchased from the Selling Securityholders and any discounts, commission or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

         Under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, any person engaged in a distribution of Company's Securities offered by this Prospectus may not simultaneously engage in market-making activities with respect to such Company securities during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, including without limitation, Rules 10b-6 and 10b-7, in connection with transactions in such securities, which provisions may limit the timing of purchases and sales of Company securities by the Selling Securityholders.

                            DESCRIPTION OF SECURITIES

     The Company's authorized capitalization consists of 50,000,000 shares of Common Stock, par value $.001 per share. The following summary description of the Common Stock and Preferred Stock are qualified in their entirety by reference to the Company's Articles of Incorporation.

Common Stock

     Each share of Common Stock entitles its holder to one non-cumulative vote per share and, subject to the preferential rights of the Preferred Stockholders, the holders of more than fifty percent (50%) of the shares voting for the election of directors can elect all the directors if they choose to do so, and in such event the holders of the remaining shares will not be able to elect a single director. Holders of shares of Common Stock are entitled to receive such dividends as the board of directors may, from time to time, declare out of Company funds legally available for the payment of dividends. The Company has not paid cash dividends on its common stock and intends to retain earnings, if any, for use in its activities. Payment of cash dividends in the future will be wholly dependent upon the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the board of directors. It is not likely that cash dividends will be paid in the foreseeable future. Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after the satisfaction of the liquidation preference of the preferred stockholders. See "Dividend Policy."

         Shareholders do not have any preemptive rights to subscribe for or purchase any stock, warrants or other securities of the Company. The Common Stock is not convertible or redeemable. Neither the Company's Certificate of Incorporation nor its By-Laws provide for preemptive rights.

8% Convertible Debenture

         On February 3, 1998, the Company consummated the sale in a private offering of $450,000 of 8% Convertible Debentures. Holders of the debentures are entitled to convert the entire face of the debentures plus accrued interest, at the lesser of a) 100% of the 5-day average closing bid price, for the 5 trading days immediately preceding the closing date of the offering (February 3, 1998) or b) 75% of the 5-day average closing bid price for the 5 trading days immediately preceding the date of conversion. With each conversion the Company shall issue shares for the conversion and pay accrued interest in cash or shares at the Company's option. If paid in Common Stock, the number of shares of the Company's Common Stock to be received shall be determined by dividing the dollar amount of the interest by the then applicable conversion rate. The Debentures are subject to automatic conversion at the end of two years from the date of issuance at which time all debentures outstanding will be automatically converted

         The Company agreed to file a Registration Statement covering the shares of common stock to be issued upon conversion of the debentures, and if not declared effective within 90 days following the closing of the offering, then there shall be a decrease of the conversion ratios by 2.5% per 30 day period or portion thereof pro rata, until the Registration Statement has been declared effective.

Warrants

         In addition, the purchasers of the debentures referenced above, received warrants to purchase an aggregate of 100,000 shares of common stock. The Warrants entitle the holders thereof to purchase an aggregate of 100,000 shares of Common Stock as follows: 50,000 shares at an exercise price of $1.125 and 50,000 shares at an exercise price of $1.41, commencing March 31, 1998 and expiring March 31, 2001

         The exercise price and the number of shares of Common Stock purchasable upon the exercise of each Warrant are subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common Stock, or a combination, subdivision or reclassification of Common Stock. No fractional shares will be issued upon exercise of Warrants, but the Company will pay the cash value of the fractional shares otherwise issuable.

         Notwithstanding the foregoing, in case of any consolidation, merger, sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Warrant shall continue to have the right to exercise the Warrant for the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock for which such Warrants were exercisable immediately prior thereto.

         Holders of Warrants are not entitled, by virtue of being such holders, to receive dividends or to consent or to receive notice as shareholders in respect of any meeting of shareholders for the election of directors of the Company or any other mater, or to vote at any such meeting, or to exercise any rights whatsoever as shareholders of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On  September  1,  1995,  in  conjunction  with  NY's  public  offering underwriter's exercise of its over-allotment option to purchase 91,850 additional shares of NY's common stock, the Company exercised its Special Warrant and purchased 5,665 shares of NY's common stock at $2.50 per share.

         On October 11, 1995, NY paid One Carnegie $50,000 on behalf of MD for fabrication services performed by MD. Such payment was treated as a payment on account by NY to MD. From July 1995 to October 1995, NY paid MD approximately $183,000 for the labor associated with the fabrication of steel.

         On May 13, 1996, Joseph M. Polito, the Company's President, entered into a memorandum of understanding with an individual, Lubov Ulianova, whereby Mr. Polito borrowed $300,000 from Mr. Ulianova. The loan was secured by 550,000 shares of the Company's Common Stock owned by Mr. Polito, which shares were put into an escrow account with Alan Berkun as the escrow agent. The funds were then loaned by Mr. Polito to the Company. The loan provided that upon the Company's listing of its Common Stock on the Nasdaq SmallCap Stock market (Nasdaq), 400,000 shares of Common Stock would be issued to Mr. Ulianova as repayment of the loan. This transaction was an exempt transaction, in accordance with Regulation S under the Securities Act of 1933, as amended. In addition, Mr. Polito granted Mr. Ulianova an option to purchase 600,000 shares of Company Common Stock at an exercise price of $1.50. The option could only be exercised if the bid price for the Company's Common Stock was at least $3.00. The Company's Common Stock was approved for listing on Nasdaq on July 25, 1996, at which time the loan was repaid. The option expired unexercised. These matters were reviewed for the Company by its special counsel Alan Berkun, Esq.

         In December 1996, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 2,500 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan. In addition 313 shares were issued to Joseph M. Polito's wife. In connection with the 114,617 shares issued to NY's employees and consultants, the Company recorded compensation expense amounting to $107,453, which is based on upon 50% of the average closing bid price for the month of December 1996.

     In February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, the Company registered for sale a total of 686,617 shares of Common Stock, 575,000 of which are shares underlying options granted pursuant to the Company's Senior Management Incentive Plan. The options are exercisable at $1.75 and $1.925 per share.

     On March 13, 1997, the Company issued 125,000 shares of Common Stock to Joseph M. Polito upon exercise of options granted pursuant to the above mentioned Management Plan. In February 1997, these shares were registered for resale pursuant to a Form S-8 Registration Statement. Mr. Polito executed a promissory note for the exercise price.

     During the year ended June 30, 1996, NY purchased approximately $180,333 of fabricated steel from Waldorf. Such amount paid to Waldorf represented approximately 18% of the steel purchased by NY for the year ended June 30, 1996. Waldorf is wholly owned by Joseph M. Polito.

     During the years ended June 1997 and 1996, NY paid $371,321 and $802,383, respectively, to MD for certain materials and labor necessary to perform steel erection services. MD is a wholly owned subsidiary of the Company.

     During the years ended June 30, 1997 and 1996, NY paid $214,000 and $163,000, respectively, to Crown Crane, Ltd. for leasing cranes necessary to perform steel erection services. Joseph M. Polito owns 50% of Crown Crane, Ltd.

     During the year ended June 30, 1997, NY paid $35,000 to Atlas Gem Leasing, Inc. for certain machinery necessary to perform steel erection services. Atlas Gem Leasing, Inc. is wholly owned by Joseph M. Polito.

     As of May 1997, the Company was in arrears in the amount of $480,000 in payments due under its lease with RSJJ. This arrearage was converted into equity as follows: the Company issued 270,000 shares of Common Stock to Corp., for the cancellation of the debt owed to RSJJ. Corp., in turn, issued 200,000 shares of its common stock to Joseph M. Polito and 150,000 shares of its common stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage.

     In February 1998, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 25,000 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan.

     On February 10, 1998, NY agreed to pay its lease payments for 1998 by the issuance of 106,667 shares of its Common Stock. The per share price was $.14 above the closing price for NY's shares as reported by Nasdaq.

     See "Executive Compensation-Employment and Consulting Agreements" for information regarding management's compensation.

                                 LEGAL OPINIONS

     Legal matters relating to the shares of Common Stock and Warrants will be passed on for the Company by its counsel, Klarman & Associates, New York, New York.

                                     EXPERTS

     The financial statements of the Company as of and for the years ended June 30, 1997 and 1996 have been audited by Scarano & Tomaro, P.C., Independent Certified Public Accountants, to the extent and for the period set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in giving said reports. In July 1997, Scarano & Tomaro, P.C. was formed and is considered a successor firm of Scarano & Lipton, P.C. for auditing purposes, which firm has executed the report referenced above and consent annexed hereto.

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the shares of Common Stock and Warrants to which this Prospectus relates. As permitted by the rules and regulations of the Commission, its Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Shares and Warrants offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be copied and inspected at the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549.

                          USABG CORP. AND SUBSIDIARIES
                  (FORMERLY U.S. BRIDGE CORP., & SUBSIDIARIES)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                                                      Page
                                                                                                     Number

    Independent auditors' report                                                                       F-1

    Consolidated balance sheets at December 31, 1997 (unaudited)
      and June 30, 1997                                                                                F-2

    Consolidated statements of operations for the six months ended
     December 31, 1997 and 1996 (unaudited) and for the years
     ended June 30, 1997 and 1996                                                                      F-3

    Consolidated statement of stockholders' equity for the six months ended December 31, 1997 (unaudited) and for the years
     ended June 30, 1997 and 1996                                                                      F-4

    Consolidated  statements of cash flows for the six months ended December 31,
     1997 and 1996 (unaudited) and for the years
     ended June 30, 1997 and 1996                                                                   F-5 - F-6

    Notes to consolidated financial statements                                                      F-7 - F-20

                          INDEPENDENT AUDITORS= REPORT




To the Board of Directors and Stockholders of USABG Corp. and subsidiaries (Formerly U.S. Bridge Corp. & subsidiaries)

     We have audited the accompanying consolidated balance sheet of USABG Corp. and subsidiaries (formerly U.S. Bridge Corp., & subsidiaries) (the "Company") as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 1997 and 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of June 30, 1997, and the consolidated results of its operations and cash flows for the years ended June 30, 1997 and 1996, in conformity with generally accepted accounting principles.



Scarano & Tomaro, P.C.
Syosset, New York
October 4, 1997

                          USABG CORP. AND SUBSIDIARIES
                  (FORMERLY U.S. BRIDGE CORP. AND SUBSIDIARIES)
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                 (Unaudited)
                                                                                  December             June
                                                                                  31, 1997           30, 1997
Current assets:
     Cash .....................................................................   $    943,216    $    555,435
     Cash - restricted ........................................................        219,199         214,001
     Contracts and retainage receivable, net ..................................     10,145,153       8,962,297
     Costs and estimated earnings in excess of billings
      on uncompleted contracts ................................................      1,437,547       2,225,723
     Due from related parties .................................................        255,526            --
     Deferred tax asset .......................................................        336,200         304,225
     Other current assets .....................................................        235,462         186,499
                                                                                  ------------    ------------
         Total current assets .................................................     13,572,303      12,448,180

Assets of discontinued operations .............................................           --         2,889,999
Deferred tax asset - non current ..............................................         30,200          74,575
Other assets ..................................................................         80,426          87,500
                                                                                  ------------    ------------
Total assets ..................................................................   $ 13,682,929    $ 15,500,254
                                                                                  ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable, including cash overdrafts of $121,934 and
      $149,290, respectively ..................................................   $  1,291,340    $  3,495,492
     Accrued expenses .........................................................      1,325,105         964,236
     Current portion of long-term payables ....................................        325,000            --
     Payroll taxes payable ....................................................      1,786,677       1,441,589
     Note payable .............................................................        145,358         145,358
     Billings in excess of costs and estimated earnings
      on uncompleted contracts ................................................        380,408         126,455
     Due to related parties ...................................................           --           166,540
     Income taxes payable .....................................................        722,744         522,379
     Liabilities of discontinued operations ...................................        150,000       3,039,999
                                                                                  ------------    ------------
         Total current liabilities ............................................      6,126,632       9,902,048
                                                                                  ------------    ------------
Long-term payable .............................................................      1,425,000            --
                                                                                  ------------    ------------
Minority interest .............................................................      3,121,389       2,828,301
                                                                                  ------------    ------------

Commitments and contingencies (Note 11) .......................................           --              --

Stockholders' equity:
     Preferred stock, authorized 10,000,000, issued
      and outstanding -0- shares ..............................................           --              --
     Common stock, $.001 par value, authorized 50,000,000
      shares, issued and outstanding 7,402,148 ................................          7,006           7,006
     Additional paid-in capital ...............................................      3,756,589       3,756,589
     Accumulated deficit ......................................................       (513,062)       (753,065)
                                                                                  ------------    ------------
         Sub-total stockholders= equity .......................................      3,250,533       3,010,530
         Less: Stock subscription receivable ..................................       (240,625)       (240,625)
                                                                                  ------------    ------------

         Total stockholders' equity ...........................................      3,009,908       2,769,905
                                                                                  ------------    ------------

Total liabilities and stockholders' equity ....................................   $ 13,682,929    $ 15,500,254
                                                                                  ============    ============


          See accompanying notes to consolidated financial statements.

                          USABG CORP. AND SUBSIDIARIES
                  (FORMERLY U.S. BRIDGE CORP., & SUBSIDIARIES)
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                    (Unaudited)
                                                             For the six months ended            For the Year ended
                                                                  December 31,                        June 30,
                                                               1997             1996           1997             1996
                                                           -------------   ------------    -------------   ---------
Revenue:
    Contract revenue ................................   $ 12,269,286    $  5,806,441    $ 15,494,447    $  7,401,433
                                                        ------------    ------------    ------------    ----------------

Costs and expenses:
    Cost of contract revenues .......................     10,072,469       4,125,763      11,137,325       5,031,216
    General and administrative expenses .............      1,448,402       1,364,591       2,934,916       2,493,399
    Bad debt expense ................................           --              --         1,287,000       1,019,127
                                                        ------------    ------------    ------------        ----------------
           Total costs and expenses .................     11,520,871       5,491,354      15,359,241       8,543,742
                                                        ------------    ------------    ------------        ----------------

Income (loss) from operations before other
 income (expense), minority interest and (benefit)
 provision for income taxes .........................        748,418         315,087         135,206      (1,142,309)

Other income (expenses):
    Interest expense and financing costs ............         (7,758)         (9,145)       (158,577)        (35,141)
    Unusual item (Note 8b) ..........................           --              --              --          (441,863)
    Gain on sale/acquisition of subsidiary's stock ..           --              --            17,500         832,571
    Gain on issuance of stock for accounts payable ..           --              --           243,750            --
    Interest income .................................          5,199           1,000          10,425          27,766
                                                        ------------    ------------    ------------        ----------------
           Total other (expenses) income ............         (2,559)         (8,145)        113,098         383,333
                                                        ------------    ------------    ------------        ----------------

(Income) loss before minority interest and
 (benefit) provision for income taxes ...............        745,859         306,942         248,304        (758,976)

Minority interest in net (income) loss ..............       (293,088)       (279,765)       (281,773)        342,802
                                                         ------------    ------------    ------------        ----------------

Loss before provision (benefit) for income taxes ....        452,771          27,177         (33,469)       (416,174)

Provision (benefit) for income taxes ................        212,768            --           142,875        (860,960)
                                                        ------------    ------------    ------------        ----------------

Net income before loss from discontinued operations .        240,003          27,177        (176,344)        444,786

Loss from discontinued operations ...................           --           235,853         280,911         404,217
Loss on disposal of assets of discontinued operations           --              --            83,621            --
                                                        ------------    ------------    ------------        ----------------

Net income (loss) ...................................   $    240,003    $   (208,676)   $   (540,876)       $  40,569
                                                        ============    ============    ============        ================

Net income (loss) per common equivalent share:
    Income (loss) from operations before other
     income (expense), minority interest and
     (benefit) provision for income taxes ...........    $        .10    $        .05    $        .02        $           (.19)
                                                         ============    ============    ============        ================
    Income (loss) before minority interest and
     (benefit) provision for income taxes ...........    $        .10    $        .05    $         04        $           (.12)
                                                         ============    ============    ============        ================
    Provision (benefit) for income taxes ............    $        .03    $         --    $        .02        $           (.14)
                                                         ============    ============    ============
    Net income (loss) ...............................    $        .03    $      (.03)    $       (.08)       $        Nil
                                                         ============    ============    ============        ================

Weighted average number of common
 shares outstanding .................................      7,402,148       6,450,736       6,854,390          6,137,530
                                                         ============    ============    ============        ================


          See accompanying notes to consolidated financial statements.

                          USABG CORP. AND SUBSIDIARIES
                  (FORMERLY U.S. BRIDGE CORP., & SUBSIDIARIES)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
           FOR THE SIX MONTHS ENDED DECEMBER 31, 1997 (UNAUDITED) AND
                   FOR THE YEARS ENDED JUNE 30, 1997 AND 1996



                                                         Common
                                                          stock
                                                                               Additional                           Total
                                                                               paid-in            Accumulated       Stockholders'
                                                  Shas          Amount         capital            Deficit           equity

Balances at July 1, 1995                          6,012,531     $   5,616      $    2,591,652     $   (252,758)     $    2,344,510

Issuance of common stock in consideration
 for services pursuant to senior management
 incentive plan                                     150,000           150              49,350              -                49,500

Net income for the year ended
 June 30, 1996                                          -             -                   -             40,569              40,569
                                             --------------     ---------      --------------     ------------      --------------

Balances at June 30, 1996                         6,162,531         5,766           2,641,002         (212,189)          2,434,579

Issuance of common stock in lieu of
 repayment of loan                                  400,000           400             399,600              -               400,000

Issuance of common stock as
 consideration for services
 provided to the Company                            250,000           250             149,750              -               150,000

Issuance of common stock pursuant
 to the 1995 Senior Management
 Incentive Plan as consideration for
 services provided to the Company                   114,617           115             107,337               -              107,452

Issuance of common stock in connection
 with the exercise of options                       125,000           125             240,500               -              240,625

Issuance of common stock in connection
 with settlement of subsidiary=s related
 party debt                                         350,000           350             218,400              -               218,750

Net loss for the year ended
 June 30, 1997                                          -             -                   -           (540,876)           (540,876)

Stock subscription receivable                           -             -                   -                 -             (240,625)
                                                   --------      ---------           --------         ---------           ----------

Balances at June 30, 1997                         7,402,148         7,006           3,756,589         (753,065)          2,769,905

Net income for the six months
 ended December 31, 1997                                -             -                   -            240,003             240,003
                                             --------------     ---------      --------------     ------------      --------------

Balances at December 31, 1997                     7,402,148   $     7,006      $    3,756,589      $  (513,062)  $        3,009,908
                                             ==============    ===========     ===============     ===========    ==================

          See accompanying notes to consolidated financial statements.

                          USABG CORP. AND SUBSIDIARIES
                  (FORMERLY U.S. BRIDGE CORP., & SUBSIDIARIES)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         (Unaudited)
                                                                  For the Six months ended      For the Year ended
                                                                        December 31,                 June 30,
                                                                    1997            1996         1997         1996
                                                             -------------  -------------   -------------  ----------
Operating activities:
   Net income (loss) ......................................   $   240,003    $  (101,223)   $  (540,876)   $    40,569
   Adjustments to reconcile net (loss) income to net
    cash (used for) provided by operating activities:
     Depreciation and amortization ........................        11,298        242,327        453,583        882,549
     Amortization and consulting costs ....................        37,500         22,000           --             --
     Minority interest in net income (loss) ...............       293,088        279,765        281,773       (342,802)
     Bad debt expense .....................................          --             --        1,287,000      1,019,127
     Deferred income tax benefit ..........................        51,449           --         (396,300)          --
     Issuance of common stock for services ................          --             --          107,453           --
     Gain on sale of subsidiary's stock ...................          --             --             --         (832,571)
     Gain on issuance of stock for debt ...................          --             --         (143,750)          --
     Contingent loss on disposal of property ..............          --             --           92,121           --
   Decrease (increase) in:
     Contracts and retainage receivable ...................    (1,182,856)    (3,266,998)    (6,752,882)    (1,711,424)
     Prepaid expenses .....................................          --          (10,996)          --             --
     Costs and estimated earnings in excess of
      billings on uncompleted contracts ...................       788,176      1,361,524        207,801       (607,395)
       Other current assets ...............................       (48,963)        47,934         (7,382)       (18,750)
   Increase (decrease) in:
     Accounts payable .....................................      (454,152)       971,631      3,519,175        489,597
     Accrued expenses .....................................       360,869        160,989        778,853       (189,545)
     Payroll taxes payable ................................       345,088        155,429      1,060,660         62,570
     Billings in excess of costs and estimated
      earnings on uncompleted contracts ...................       253,953         (8,857)       109,888         16,567
     Income taxes payable .................................       200,365           --          521,675       (864,263)
                                                              -----------    -----------    -----------    -----------
       Net cash provided by (used for) operating activities       863,843       (146,475)       578,792     (2,055,771)
                                                              -----------    -----------    -----------    -----------

Investing activities:
   Fixed asset acquisitions ...............................        (3,779)        (5,677)          --             --
   Other assets ...........................................          --             --           (8,156)          --
                                                              -----------    -----------    -----------    -----------
       Net cash (used for) investing activities ...........        (3,779)        (5,677)        (8,156)          --
                                                              -----------    -----------    -----------    -----------

Financing activities:
   Principal payments on mortgage .........................          --             --             --         (164,992)
   Financing costs incurred ...............................          --             --          (35,000)          --
   Principal payments of notes payable ....................          --             --             (479)    (1,071,649)
   Advances from officers and related parties .............          --          129,532        211,341        358,779
   Repayments to officers and related parties .............      (467,085)          --         (376,714)       (80,767)
   Proceeds from issuance of Subsidiary's
    common stock and warrants, net of costs ...............          --             --             --        3,207,806
                                                              -----------    -----------    -----------    -----------
       Net cash (used for) provided by financing activities      (467,085)       129,532       (200,852)     2,249,177
                                                              -----------    -----------    -----------    -----------

Net increase in cash ......................................       392,979        (22,620)       369,784        193,406
Cash, beginning ...........................................       769,436        399,652        399,652        206,246
                                                              -----------    -----------    -----------    -----------
Cash, ending ..............................................   $ 1,162,415    $   377,032    $   769,436    $   399,652
                                                              ===========    ===========    ===========    ===========

          See accompanying notes to consolidated financial statements.

NOTE 1            -        ORGANIZATION

                           USABG,  Corp. (Athe Company@) amended its certificate
                  of incorporation on January 14, 1998 to change in its name from U.S. Bridge Corp., to USABG Corp. The Company currently owns 53.23% of the outstanding shares of U.S.A Bridge Construction of N.Y., Inc. ("USA Bridge") (formerly known as U.S. Bridge of N.Y., Inc.), 100% of the outstanding shares of common stock of Worldwide Construction Limited (AWorldwide@). These two subsidiaries are the only ones through which the Company operates. Two additional subsidiaries of the Company (each wholly owned subsidiary), One Carnegie court Associates, Inc., and U.S. Bridge Corp of Maryland (AMaryland@) ceased operations in August 1997 and November 1996, respectively.

                         Worldwide  was formed by the Company in  December  1997
                    and is a British Virgin Islands corporation. It was formed to own 80% of Falcon TChad SA (AFalcon@), a company formed in N=djamena, Chad to operate as a full service transportation, forwarding, warehousing, and development company. Falcon shall offer transportation services including trucking, customs clearance and warehousing. As of December 31, 1997, no activity commenced in Worldwide.

NOTE 2       -    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       a)    Basis of presentation - six months ended December 31, 1997 and 1996


                           The unaudited interim financial  statements  included
herein have been prepared by the Company, without audit pursuant to the rules and regulations of the Securities and Exchange Commission and in the opinion of management include all adjustments necessary in order to make the financial statements not misleading. The results of operations for the six months ended are not necessarily indicative of the results to be expected for the full year.

             b)   Consolidated statements

                  The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, USA Bridge and its wholly-owned subsidiaries, One Carnegie, Maryland and Worldwide after elimination of all significant intercompany transactions and accounts.

                  c)       Cash and cash equivalents

     For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of six months or less to be cash equivalents. USA Bridge at June 30, 1997 maintains its cash deposits in accounts which are in excess of federal deposit insurance corporation limits by $244,625.

                           As of  December  31,  1997  and June  30,  1997,  the
Company maintains $219,199 and $214,001, respectively of restricted cash securing a credit line from a financial institution.

                  d)       Use of estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates with regard to these financial statements relate to the estimating of final construction contract profits in accordance with accounting for long-term contracts and estimating potential liabilities in conjunction with certain contingencies and commitments. Actual results could differ from these estimates.

            e)    Balance sheet classifications

     The Company includes in current assets and liabilities amounts receivable and payable under construction contracts which may extend beyond one year. A one-year time period is used as the basis for classifying all other current assets and liabilities.

             f)   Contracts and retainage receivables

     Contracts and retainage receivables represent amounts billed but uncollected on completed construction contracts and construction contracts in progress and unbilled retainage on construction contracts completed and in progress.

     The Company utilizes the allowance method for recognizing the collectibility of its contracts receivable. The allowance method recognizes bad debt expense based on a review of the individual accounts outstanding based on the surrounding facts and estimates made by management.

             g)   Property and equipment

     Property and equipment which has been classified as assets of discontinued operations are recorded at cost. Depreciation was provided using the straight-line method over the estimated useful lives of the related assets which range from 10 to 40 years.

             h)   Deferred compensation

     Deferred compensation which has been included as other assets consists of stock issued to an officer relating to the initial public offering of USABG Corp. Deferred compensation has been charged to general and administrative costs over the vesting period of the stock issued.

             i)   Deferred consulting costs

     Deferred consulting costs which have been classified as other assets consist of consulting fees in the form of additional common stock issued to a broker-dealer. The deferred consulting costs are being amortized over the two year period.

             j)   Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year's taxable income for Federal, State and City income tax reporting purposes.

             k)   Revenue recognition

     The Company recognizes revenue and costs for all contracts under the percentage of completion method. Cost of contract revenues include all direct material and labor costs and those indirect costs related to contract performance. General and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimates to complete construction contracts in progress. Material project losses are provided for in their entirety without reference to the percentage of completion. As contracts can extend over one or more accounting periods, revision in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts become known. An amount equal to the costs attributable to unapproved change orders and claims is included in the total estimated revenue when realization is probable.

     The current asset, "costs and estimated earnings in excess of billings on uncompleted contracts", represents costs and estimated earnings in excess of amounts billed on respective uncompleted contracts at the end of each period.

     The current liability, "billings in excess of costs and estimated earnings on uncompleted contracts," represents billings which exceed costs and estimated earnings on respective uncompleted contracts at the end of each period.

     l) Net income (loss) per share

     Net income (loss) per share for the respective periods presented are based upon the weighted average number of common shares outstanding during the respective periods.

     m) Impact of recently issued accounting standards

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 during the year ended June 30, 1996.

     n) Accounting for stock-based compensation

     During 1995, SFAS No. 123, AAccounting for Stock-based Compensation@ was issued. The statement requires the fair value of stock options and other stock-based compensation issued to employees to be either included as compensation expense in the income statement, or the pro-forma effect on net income and earnings per share to be disclosed in the footnotes to the financial statements commencing in 1996. The Company has elected to adopt SFAS No. 123 effective July 1, 1995.

     o) Fair value disclosure as of June 30, 1997

     The carrying value of cash, accounts receivable, accounts payable and accrued expenses and short-term debt are a reasonable estimate of their fair value. The carrying value of the long-term debt approximates fair value based upon the interest factors for the debt being based upon the prime rate which reflects market value.

     p) Reclassifications

     Certain reclassifications have been made to the June 30, 1996 consolidated financial statements in order to conform to the June 30, 1997 presentation.

NOTE 3       -    CONTRACT AND RETAINAGE RECEIVABLE

     Contract and retainage receivable consist of the following at:

                                                                                  December 31,     June 30,
                                                                                      1997              1997
                  Contracts in progress                                         $        392,716   $    5,087,169
                  Completed contracts                                                  9,931,206        4,939,284
                  Retainage                                                            1,980,231        1,222,844
                                                                                ----------------   --------------
                                                                                      12,304,153       11,249,297

                  Less:  allowance for doubtful accounts                               2,159,000        2,287,000
                                                                                     -----------   --------------

                                                                                $     10,145,153   $    8,962,297
                                                                                ================   ==============

NOTE 4       -    CONTRACTS IN PROGRESS

                  Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts consist of the following at:

                                                                                  December 31,     June 30,
                                                                                      1997              1997
                  Costs incurred on uncompleted contracts                      $       6,634,341   $   14,025,808
                  Profits earned to date                                               2,884,977        4,190,473
                                                                                ----------------   --------------
                                                                                       9,519,318       18,216,281

                  Less: billings to date                                               8,462,179       16,117,013
                                                                                ----------------   --------------

                                                                                $      1,057,139   $    2,099,268
                                                                                ================   ==============

                           Included in the accompanying  balance sheet under the
following captions at:

                                                                                  December 31,     June 30,
                                                                                      1997              1997
                 Costs and estimated earnings in excess of
                   billings on uncompleted contracts                            $    1,437,547  $       2,225,723

                  Billings in excess of costs and estimated
                   earnings on uncompleted contracts                                  (380,408)         (126,455)
                                                                                --------------  ----------------

                                                                                $      1,057,139   $    2,099,268

                                                                                ================   ==============

NOTE 5       -    BACKLOG

     The following schedule summarizes changes in backlog on contracts during the year ended June 30, 1997 and the six months ended December 31, 1997. Backlog represents the amount of revenue the Company expects to realize from work to be performed on uncompleted contracts in progress and from contractual agreements on which work has not yet begun.

                                                                                    December 31,        June 30,
                                                                                      1997               1997
                  Backlog balance at beginning of period                            $  6,049,300       $17,943,400

                  Change orders to contracts in progress
                   during the period                                                   9,446,986         2,486,885

                  New contracts during the period                                          -             1,113,462
                                                                                          ------        -----------
                                                                                       15,496,286       21,543,747
                  Less:
                   Contract revenue earned during
                            the period                                               (12,269,286)     (15,494,447)
                                                                                ----------------    --------------

                  Backlog balance at end of the period                               $  3,227,000  $     6,049,300
                                                                                ============        ==================

NOTE 6       -    ACCRUED EXPENSES

                  Accrued expenses consist of the following at:
                                                                                  December 31,     June 30,
                                                                                      1997              1997
                           Wages and related union benefits                       $      406,034  $       307,934
                           Professional fees                                              15,000           40,000
                           Insurance expense                                             737,655          421,885
                           State franchise taxes                                           1,218           1,392
                           Interest and penalties on payroll taxes                       165,198          193,025
                                                                                  --------------  ---------------

                                                                                $      1,325,105   $      964,236
                                                                                ================   ==============

NOTE 7       -    INCOME TAXES

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the financial and tax basis of assets and liabilities. The deferred tax assets and liabilities represent the future tax return consequences of these temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The Company's only such significant items relate to its allowance for doubtful accounts and Section 144 stock issuances..

     For income tax purposes,  the Company  reports using a year end of December
31. The Company and its subsidiaries file returns separately for federal and state purposes. The reconciliation of income tax computed at the federal statutory tax rate to income tax expense is as follows for the years ended June 30:

                                                                                        1997            1996
                                                                                    ------------   ---------
                  Tax computed at the federal statutory income tax rate ........   $   (11,379)   $  (141,500)
                  Increase (reductions) resulting from state and local
                    taxes net of federal benefit ...............................        (4,331)       (18,395)
                  Tax expense on subsidiary income, deferred income tax
                   benefit, and other miscellaneous permanent differences ......       158,585           --
                  Reversal of prior year accruals ..............................          --         (701,065)
                                                                                   -----------    -----------

                  Income tax expenses (benefit) ................................   $   142,875    $  (860,960)
                                                                                   ===========    ===========
                  The tax effects of significant  item  comprising the Company's net deferred tax assets as of June 30, 1997 is as follows:

                  Allowance for doubtful accounts ..............................   $ 1,073,500
                  Section 144 stock (IRC Section 83) ...........................       441,700

                  Less: Valuation allowance ....................................    (1,136,400)
                                                                                    -----------
                  Deferred tax asset ...........................................   $   378,800
                                                                                    ===========

                      Current portion of deferred tax asset ....................   $   304,225
                                                                                    ===========
                  Non-current portion of deferred tax asset ....................        74,575
                                                                                    -----------
                                                                                    $   378,800




     The Company has recorded a deferred tax asset with an estimated valuation allowance of 75% as of June 30, 1997 based on the estimated deductibility of the above items expense in the future.

NOTE 8       -    NOTES PAYABLE

                  a)  Line of credit

     During August 1994, the Company secured a $250,000 credit line with a bank at an interest rate of one and one half percent (11/2%) above the prime rate. The security for the line of credit is in the form of a certificate of deposit in the amount of $200,000 provided by the Company. Interest is payable on the first day of each month which commenced October 1, 1994. The credit line is payable on demand. At December 31, 1997 and June 30, 1997 the balance was $145,358.

            b)    Promissory Notes

     On January 16, 1995 an Underwriter commenced and privately offered on a best-efforts basis, sixteen (16) units of USA Bridge=s securities at a price of $55,000 per unit. Each unit consisted of a promissory note in the principal amount of $45,000 bearing interest at 12% per annum, and 10,000 shares of common stock at $1.00 per share. The 160,000 shares sold in this offering were assigned a value of 100% of the initial public offering price of $5.00 per share. In relation to the common stock sold in the offering, USA Bridge recorded deferred financing costs of $640,000 (160,000 shares at $5.00 per share less original costs of $1.00 per share). Deferred financing costs were amortized on a monthly basis until the earlier of March 1996, the due date of the related promissory notes or the initial public offering of USA Bridge. As a result, for the years ended June 30, 1997 and 1996 USA Bridge recorded amortization expense of $0 and $441,863, respectively. The offering was completed on March 9, 1995 resulting in all sixteen (16) units being sold netting proceeds to USA Bridge of approximately $696,851.

NOTE 9       -    MINORITY INTEREST

     In connection with USA Bridge=s private placement on March 9, 1995 and its Initial Public Offering (AIPO@), the Company's interest in USA Bridge was reduced to 49.95% before its exercise of the special warrant. On September 9, 1995 the Company purchased at $2.50 per share, 5,665 shares of common stock of USA Bridge,by exercising its right pursuant to the terms of a special warrant issued only to the Company. As a result, the Company increased its ownership in USA Bridge to 50.1% from 49.95%. During the year ended June 30, 1997 stock transactions of NY resulted in an increase in the Company=s ownership of USA Bridge to 53.23%. As of December 31, and June 30, 1997, the minority interest balance amounting to $3,121,389 and $2,828,301, respectively is a result of all of the above transactions and the proportionate share of income and losses attributable to the minority stockholders.

     Lastly, in connection with USA Bridge=s IPO, the Company generated net proceeds of $3,104,880 and recorded a gain of $832,571 during the year ended June 30, 1996 as a result of the sale of a portion of its previous sole ownership interest in USA Bridge.

NOTE 10           -   STOCKHOLDERS' EQUITY

             a)   Issuance of shares

     (i)On August 15, 1995, the Company issued 150,000 shares of common stock to its President pursuant to the terms of the Company's Senior Management Incentive Plan. Such shares were issued as compensation for the President's efforts with the Company and USABG Corp. in the consummation of USABG Corp.'s initial public offering on August 14, 1995. Of the total 150,000 shares issued to the President, 50,000 shares are immediately vested without restrictions and the remaining 100,000 shares vest pursuant to the restricted periods, whereby 50,000 shares vest on each August 15, 1996 and 1997. The value of these shares is being amortized over the vesting period.

     (ii)On June 16, 1995 pursuant to Form S-8 Registration Statement filed with Securities and Exchange Commission the Company registered and issued 500,000 shares to a broker- dealer as consideration for a two year consulting agreement. During August 1996, the Board of Directors amended the consulting agreement to increase the additional number of shares to be issued to such broker dealer to 250,000. Accordingly during August 1996, the Company issued an additional 250,000 restricted shares to such consultant.

     (iii) Shares issued to employees


During December 1996, the Company issued an aggregate of 114,617 shares to its employees. In connection with the 114,617 shares issued, the Company recorded compensation expense amounting to $107,453 which is based on upon 50% of the average closing bid price for the month of December 1996.

     (iv) Issuance of shares for settlement of accounts payable


     During June 1997, in conjunction with USA Bridge=s capitalization of accounts payable, the Company issued 350,000 shares of common stock to RSJJ in exchange for the 270,000 shares of common stock in USA Bridge issued to RSJJ in forgiveness of USA Bridge=s accounts payable to RSJJ. The shares issued to RSJJ in exchange of USA Bridge=s shares have been valued at 50% of the average closing bid market value 30 days prior to issuance as a result of their restriction. Accordingly, the Company has recorded a gain on the exchange of shares of approximately $17,500.

     (v) Senior Management Incentive Plan

     During February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, the Company registered a total of 686,617 common shares, of which, 575,000 shares are underlying options pursuant to the Company=s Senior Management Incentive Plan. The options are exercisable at various prices ranging from $1.750 each to $1.925 each. As of June 30, 1997, the Company=s president exercised the option to purchase 125,000 shares at $1.925 each. The Company received a promissory note in the amount of $240,625 as consideration for such shares.

     (vi) Due to officer

     On May 13, 1996, an unrelated party loaned the Company's President $300,000 pursuant to a memorandum of understanding. The loan bears interest at 1% above prime, and it was due 90 days from receipt of funds. Simultaneously therewith, the Company's President loaned the Company the $300,000. As collateral for the loan, 550,000 shares of the Company's common stock owned by the President were put in an escrow account. Upon the Company being listed on NASDAQ, the Company liquidated such loan by issuing 400,000 shares to such unrelated party pursuant to regulation AS@ under the securities act of 1933, as amended. The shares issued as consideration for the repayment of such loan were valued at the average closing bid price on the date the transaction was commenced. Accordingly, the Company has recorded a financing expense amounting to $100,000.

            b)    Equity transactions of USA Bridge

     i) Initial public offering

     On August 14, 1995 USA Bridge successfully completed its public offering. As a result, USA Bridge sold 791,850. In connection with the initial public offering of USA Bridge, the Company's ownership percentage in USA Bridge was reduced to 49.95% before the exercise of the Company=s special warrant. (See
Note 9 for additional information).

     (ii) Senior Management Incentive Plan

     During February 1997, pursuant to a Form S-8 Registration Statement filed with the Securities and Exchange Commission, USABG Corp. registered 125,000 common shares underlying options of USABG Corp. to USABG Corp.'s President pursuant to USABG Corp.=s Senior Management Incentive Plan. The options are exercisable at $1.10 per share (110% of the bid price on November 27, 1996) and expire on November 27, 2001. These options were exercised on March 25, 1997 resulting in USABG Corp. issuing 125,000 shares of common stock.

NOTE 11           -      COMMITMENT AND CONTINGENCIES

            a)    Disclosure of significant estimates - revenue recognition

     USA Bridge construction revenue is recognized on the percentage of completion basis. Consequently, construction revenue and gross margin for each reporting period is determined on a contract by contract basis by reference to estimates by the USA Bridge=s management and engineers of expected costs to be incurred to complete each project. These estimates include provisions for known and anticipated cost overruns, if any exist or are expected to occur. These estimated may be subject to revision in the normal course of business.

           b) Leases

     USA Bridge leases its administrative offices pursuant to a signed lease agreement with RSJJ Realty Corp. (ARSJJ@) an entity wholly-owned by the Company=s President which requires monthly payments of $20,000. Such lease expires on March 31, 1998. Under such lease agreement, USA Bridge is required to make future minimum lease payments as follows:

                                 Year Ending
                                  June 30,
                                 1998                           $        60,000
                                                                ===============
                                       Total                    $        60,000
                                                                ===============

                  Accordingly, included in selling, general and administrative expenses is rent expense which amounted to $120,000 for the six months ended December 31, 1997 and 1996, respectively and $240,000 for each of the years ended June 30, 1997 and 1996. USA Bridge also leases a yard for storage material pursuant to a oral agreement which requires monthly payments of $3,500. As of December 31, 1997 and June 30, 1997, $87,500 and $66,500,
                  respectively of yard rent remains unpaid and is included in accounts payable. (See Note 14a(i) for additional information).

             c)   Significant customers and vendors

     For the six months ended December 31, 1997 and 1996, USA Bridge had one and three unrelated customers respectively, which accounted for approximately 45 % and 85% of total revenues. As of December 31, 1997 approximately 75% of contracts and retainage receivables are due from two customers.

     For the years ended June 30, 1997 and 1996, the Company had three unrelated customers respectively, which accounted for approximately 86% and 62%, respectively, of total revenues. As of June 30, 1997 approximately 83% of contracts and retainage receivables are due from four customers.

                  d)    Seasonality

     USA Bridge operates in an industry which may be seasonal, generally due to inclement weather occurring during the winter months. Accordingly, USA Bridge may experience a seasonal pattern in its operating results with lower revenue in the third quarter of each fiscal year. Quarterly results may also be affected by the timing of bid solicitations by governmental authorities or the stage of completion of major projects.

                  e)    Bonding requirements

     USA Bridge is required to provide bid and/or performance bonds in connection with governmental construction projects. To date, USA Bridge has been able to sufficiently obtain bonding for its private projects. USA Bridge is continuously pursuing obtaining bonding for its governmental construction projects. In addition, new or proposed legislation in various jurisdictions may require the posting of substantial additional bonds or require other financial assurances for particular projects.

            f)    Mechanics liens

     As of December 31, 1997 and June 30, 1997, USA Bridge filed various mechanics liens on certain projects totaling $16,919,542 and $3,278,775, respectively.

            g)    Payroll taxes

     As of December 31, 1997 and June 30, 1997, the Company owes approximately $1,786,677 and $1,441,589 of payroll taxes respectively. Although as of December 31, 1997, the Company has not entered into any formal repayment agreements with the respective tax authorities, it has been making payments based on oral agreements.

            h)    Legal proceedings

     The Company=s subsidiaries are parties to various claims and legal proceedings incidental to its business. In management=s opinion, the outcome of these claims and proceedings will not have a material adverse effect on the financial statements of the Company taken as a whole.

            i)    Claims

     The Company elected not to recognize any portion of the revenue associated with any contract claims until the amounts recoverable can be accurately estimated. Claims are amounts in excess of the agreed contract price which the Company seeks to collect for customer caused delays, errors in specifications and designs, contract terminations, change orders in dispute or unapproved.

            j)    Accounts payable

     In  November  1997,  USA Bridge  entered  into an  agreement  with the Iron
Workers Local 40,361 and 417 Joint Security Funds AThe Union@ in order to liquidate $1,750,000 owed relating to unpaid union dues. USA Bridge agreed to pay $75,000 by January 1998 and at least $25,000 monthly commencing March 1, 1998 with interest at 9.5% per annum. As collateral, USA Bridge assigned its retainage receivable from a certain project as well as $1,750,000 of its related mechanics lien. Upon any funds being released or paid under such mechanics lien, The Union will be repaid any balance owed in full before USA Bridge may receive any funds. USA Bridge will receive credit for any payments received by The Union related to the assigned portion of the mechanics lien.

NOTE 12           -     RELATED PARTY TRANSACTIONS

                  a)    Due to related parties

     As of June 30, 1997, the total due to officer and related parties amounting to $166,540 represents advances made by the President of the Company and affiliated entities which bear no interest and are due on demand.

            b)    Due from related parties

     As of December 31, 1997, the Company has advanced funds to its President and certain affiliates. These advances are non-interest bearing and are due on demand. As of December 31, 1997 such advances amounted to $255,526.

            c)    Rental expense

     Included in general and administrative expenses is rent expense paid by USA Bridge pursuant to a signed lease agreement with a company (RSJJ) owned by the Company's President. The lease expires March 31, 1998. (See Note 14a(i) for additional information). Rent expensed for the six months ended December 31,1 997 and 1996 amounted to $120,000, respectively and for the years ended June 30, 1997 and 1996 amounted to $240,000 and $240,000, respectively.

                  d)    Purchase of material and labor

     For the years ended June 30, 1997 and 1996 USA Bridge purchased from Waldorf approximately $0 and $180,333, respectively, of the materials and labor necessary to perform steel erection services. Effective August 1, 1995, Waldorf ceased operations. Said vendor is under the common control of the President of the Company. Lastly, for the years ended June 30, 1997 and 1996, USA Bridge paid $371,321 and $622,050, respectively, to Maryland for certain materials and labor necessary to perform steel erection services. Maryland is a wholly-owned subsidiary of the Company. Effective September 1996, Maryland ceased operations.

                  e)    Employment agreement

     On April 4, 1995 USA Bridge entered into an employment agreement with its President for a term of approximately three (3) years expiring on June 30, 1998. The employment agreement provides for an annual salary of $300,000 with a 10% annual escalation. In addition, the President was be granted options to purchase 25,000 shares of USA Bridge=s common stock, all of which options shall vest through April 1998. The exercise price of the options shall be equal to the 110% of the stock price in the initial public offering. The foregoing options are intended to qualify as incentive stock options.

NOTE 13           -     DISCONTINUED OPERATIONS

                  a)    Agreement for Deed in Lieu of Foreclosure

     On March 10, 1997, One Carnegie executed an agreement with its mortgage holder, whereby the property secured by the mortgage and owned by One Carnegie and rented to Maryland, would be transferred to the mortgage holder. As additional consideration, One Carnegie executed a promissory note in the amount of $150,000 naming the mortgage holder as payee. Accordingly, the property and related accumulated depreciation, accrued interest and mortgage payable have been recorded as assets and liabilities of discontinued operations. The transaction was completed in August 1997, resulting in a loss on disposal of $83,621.

NOTE 14           -     SUBSEQUENT EVENTS

     a) Issuance of common stock

     i) On February 5, 1998, USA Bridge agreed to issue 106,667 shares of its common stock to the Company as consideration to the Company for issuing shares of its own common stock to RSJJ in consideration for payment in full of the rent due by USA Bridge to RSJJ for the period from January 1, 1998 to December 31, 1998. The value of the shares issued will be recorded at their estimated market value at the date of issuance of $2.12 per share, with a 50% discount due to the restricted nature of the stock.

     ii) During February 1998, the Company authorized the issuance of 250,000 shares of its common stock pursuant to its Senior Management Incentive Plan. Of the 250,000 shares, 150,000 will be issued to the Company=s President, and 25,000 each to the Company=s Secretary and Treasurer. The remaining 50,000 shares will be issued to consultants to the Company. The Company also authorized the filing of an amended Form S-8 Registration Statement filed during February 1997 to reflect the increase to 2,000,000 shares which may be issued under the plan and the registration of the above shares.

     iii) During February 1998, USA Bridge authorized the issuance of 250,000 shares of its common stock pursuant to its Senior Management Incentive Plan. Of the 250,000 shares, 100,000 will be issued to the Company=s President, 50,000 to USA Bridge=s Secretary, and 50,000 to USA Bridge=s Treasurer. The remaining 50,000 shares will be issued to employees and consultants of USA Bridge. USA Bridge also authorized the filing of an amended Form S-8 Registration Statement to increase to 1,000,000 shares the shares which may be issued under the plan and the registration of the above shares.

     b) Private placement

     During January 1998, the Company raised a net of $450,000 after a 10% commission, in connection with a private placement to fund the Worldwide and Falcon Chad SA operations, from the sale of $500,000 of convertible debentures. Such debentures are due January 30, 2000 with interest accruing at 8% per annum. Holders of the debentures are entitled to convert the entire face of the debentures plus accrued interest, at the lesser of a) 100% of the 5-day average closing bid price, for the 5 trading days immediately preceding the closing date of the offering (February 3, 1998) or b) 75% of the 5-day average closing bid price for the 5 trading days immediately preceding the date of conversion. The Company agreed to file a Registration Statement covering the shares of common stock to be issued upon conversion of the debentures, and if not declared effective within 90 days following the closing of the offering, then there shall be a decrease of the conversion ratios by 2.5% per 30 day period or portion thereof pro rata, until the Registration Statement has been declared effective. In addition, the purchasers of the debentures received warrants to purchase an aggregate of 100,000 shares of common stock, 50,000 shares at an exercise price of $1.125 per share and 50,000 shares at $1.41 per share. The funds are being loaned to Worldwide and Falcon Chad SA to commence operations in Chad.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION STATED IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         --------------------

         TABLE OF CONTENTS

PROSPECTUS SUMMARY

RISK FACTORS

DIVIDEND POLICY

USE OF PROCEEDS

MARKET FOR COMMON EQUITY
 AND RELATED STOCKHOLDER MATTERS

MANAGEMENTS DISCUSSION AND ANALYSIS
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT

BUSINESS

PRINCIPAL SECURITYHOLDERS

SELLING SECURITYHOLDERS

DESCRIPTION OF
SECURITIES

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEGAL OPINIONS

EXPERTS

AVAILABLE INFORMATION

INDEX TO FINANCIAL STATEMENTS                        F-0

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     As permitted under the Delaware Corporation Law, the Company's Certificate of Incorporation and By-laws provide for indemnification of a director or officer under certain circumstances against reasonable expenses, including attorneys fees, actually and necessarily incurred in connection with the defense of an action brought against him by reason of his being a director or officer. In addition, the Company's charter documents provide for the elimination of directors' liability to the Company or its shareholders for monetary damages except in certain instances of bad faith, intentional misconduct, a knowing violation of law or illegal personal gain.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

Registration Fee .....   $    273.66
Printing and Engraving   $  5,000
Legal Fees ...........   $ 25,000 (1)
Accounting ...........   $  7,500 (1)
Nasdaq Filing Fees ...   $  6,500 (1)
Miscellaneous ........   $  5,726.34(1)

Total ................   $ 50,000       (1)

     (1) Estimated.

Item 26.  Recent Sales of Unregistered Securities.

     On May 13, 1996, Joseph M. Polito, the Company's President, entered into a memorandum of understanding with an individual, Lubov Ulianova, whereby Mr. Polito borrowed $300,000 from Mr. Ulianova. The loan was secured by 550,000 shares of the Company's Common Stock owned by Mr. Polito, which shares were put into an escrow account with Alan Berkun as the escrow agent. The funds were then loaned by Mr. Polito to the Company. The loan provided that upon the Company's listing of its Common Stock on the Nasdaq SmallCap Stock market (Nasdaq), 400,000 shares of Common Stock would be issued to Mr. Ulianova as repayment of the loan. This transaction was an exempt transaction, in accordance with Regulation S under the Securities Act of 1933, as amended. In addition, Mr. Polito granted Mr. Ulianova an option to purchase 600,000 shares of Company Common Stock at an exercise price of $1.50. The option could only be exercised if the bid price for the Company's Common Stock was at least $3.00. The Company's Common Stock was approved for listing on Nasdaq on July 25, 1996, at which time the loan was repaid. The option expired unexercised. These matters were reviewed for the Company by its special counsel Alan Berkun, Esq.

     In December 1996, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 2,500 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan. In addition 313 shares were issued to Joseph M. Polito's wife. In connection with the 114,617 shares issued to NY's employees and consultants, the Company recorded compensation expense amounting to $107,453, which is based on upon 50% of the average closing bid price for the month of December 1996.

     On March 13, 1997, the Company issued 125,000 shares of Common Stock to Joseph M. Polito upon exercise of options granted pursuant to the above mentioned Management Plan. In February 1997, these shares were registered for resale pursuant to a Form S-8 Registration Statement. Mr. Polito executed a promissory note for the exercise price.

     As of May 1997, the Company was in arrears in the amount of $480,000 in payments due under its lease with RSJJ. This arrearage was converted into equity as follows: the Company issued 270,000 shares of Common Stock to Corp., for the cancellation of the debt owed to RSJJ. Corp., in turn, issued 200,000 shares of its common stock to Joseph M. Polito and 150,000 shares of its common stock to RSJJ. RSJJ then transferred all of such shares to RSJJ's mortgagor, which agreed to accept said shares as payment of RSJJ's outstanding mortgage.

     In January 1998, the Company sold $450,000 of 8% Convertible Debentures in a private placement offering.

     In February 1998, the Company issued bonuses of 100,000 shares of Common Stock to Joseph M. Polito and 25,000 shares to each of Ronald Polito and Steven Polito pursuant to the Management Plan.

     On February 10, 1998, NY agreed to pay its lease payments for 1998 by the issuance of 106,667 shares of its Common Stock. The per share price was $.14 above the closing price for NY's shares as reported by Nasdaq.

     Item 27. Exhibits.

     All exhibits, except those designated with an asterisk (*), which shall be filed herewith, previously have been filed with the Commission in connection with such documents as are incorporated by reference herein. Exhibits marked (**) shall be filed by amendment.

   2.1                                                --     Agreement and Plan of Reorganization dated effective as of April 25,
                                                             1994 (incorporated by reference herein to Form 10-K filed with the
                                                             Commission for the fiscal year ended June 30, 1994).
   3.1                                                --     Certificate of Incorporation of the Company filed June 15, 1994.
   3.2                                                --     By-Laws of the Company (incorporated herein by reference to Form 8-
                                                             K, dated April 25, 1994).
                                                      --     Form of Special Warrant (incorporated herein by reference to Form 10-
                                                             KSB for the fiscal year ended June 30, 1995).
   4.2                                                --     Form of Restricted Stock agreement issued to Joseph M. Polito
                                                             (incorporated herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
   4.3*                                               --     Form of 8% Convertible Debenture issued in 1998 Private Placement.
   4.4*                                                -     Form of Common Stock purchase warrant issued in 1998 Private Placement.
   5.0**                                              --     Opinion of Counsel
  10.1                                                --     Lease Agreement between One Carnegie Court Associates and Waldorf
                                                             Steel Fabrications, Inc., dated March 27, 1990 (incorporated herein by reference to Form 8-K, dated April 25, 1994).
  10.2                                                --     Promissory note from the Company to Trinity Industries, Inc.
  10.3                                                --     Forbearance Agreement between the Company and Trinity Industries,
                                                             Inc., dated October 14, 1993 (incorporated herein by reference to Form
                                                             8-K, dated April 25, 1994). 10.4 - Lease Agreement between R.S.J.J.
                                                             Realty Corp. and NY, dated June 30, 1993  (incorporated  herein by reference to Form 8-K,  dated April 25, 1994).

10.5                                                   -     Employment Agreement of Joseph M. Polito (incorporated herein by reference  to Form 10-KSB for the fiscal year ended June 30,  1995).
10.6                                                   -     The Company's Senior Management  Incentive Plan (incorporated herein by reference to the Company's  proxy  statement  dated  December 2, 1996).
10.7                                                   -     The Company's Employee  Stock Option Plan  (incorporated  herein by reference to the Company's proxy statement dated December 2, 1996).
10.8                                                   -     Agreement  between Iron Workers Local Union 40 and NY  (incorporated herein by reference to Form 10-KSB for the fiscal year ended June 30,
                                                             1995).
10.9                                                   -     Agreement between Local Union 14, 14B, 15, 15A, 15C, 15D,
                                                             International Union of Operating  Engineers,  AFL-CIO and NY
                                                             (incorporated  herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
10.10                                                  -     Agreement  between  Local  780  and NY  (incorporated  herein by reference  to Form 10-KSB for the fiscal  year ended June 30, 1995).
10.11                                                  -     Agreement to capitalize the $400,000 of debt  (incorporated  herein by reference to Form 10-KSB for the fiscal year ended June 30, 1995).
10.12                                                  -     Consulting Agreement with Marlowe and Company (incorporated by reference  herein to Form S-8,  dated  June 4,  1995).
10.13                                                  -     Lease  surrender agreement  between One Carnegie and Waldorf  dated
                                                             August 1, 1995  (incorporated herein by reference to Form  10-KSB/A for the fiscal year ended June 30,  1995).
10.14                                                  -     Lease Agreement  between One Carnegie and U.S. Bridge Corp.  (Maryland)
                                                             , dated August 1, 1995 (incorporated  herein by reference to Form
                                                             10-KSB/A for the fiscal  year ended June 30,  1995).
23.01*                                                 -     Consent of Scarano & Tomaro,  P.C.
23.02**                                                -     Consent of Klarman & Associates, as annexed to Exhibit 5.0.


Item 28.  Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a Post-Effective Amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent Post-Effective Amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including but not limited to any addition or deletion of a managing Underwriter.

     (2) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of Post-Effective Amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining any liability under the Act, each such Post-Effective Amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue by such court. See Item 24.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Corona, New York on the 25th day of February, 1998.


                                                                     USABG CORP.



                                                   By:      \s\ Joseph M. Polito
                                                               Joseph M. Polito,
                                                                       President


         Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



\s\ Joseph M. Polito                        President and Director                                        02/26/98
Joseph M. Polito                            (Chief Executive Officer)                                     Date


\s\ Ronald J. Polito                        Secretary and Director                                        02/26/98
Ronald J. Polito                                                                                          Date


\s\ Steven J. Polito                        Treasurer and Director                                        02/26/98
Steven J. Polito                                                                                          Date


\s\ Ronald J. Polito                        Director                                                      02/26/98
Ronald Murphy                                                                                             Date


\s\ Marvin Weinstein                        Director                                                      02/26/98
Marvin Weinstein                                                                                          Date
